Exhibit 4.4

LEASE

BETWEEN

104 CAMPUS DRIVE LLC

AND

ERYTECH PHARMA, INC.

104 Campus Drive, Princeton, West Windsor Township, County of Mercer, New Jersey

a/k/a

Unit “B” of the Campus Drive Condominium

EXHIBITS:

Exhibit A	-	Plan of Premises
Exhibit A-1	-	Site Plan
Exhibit A-2	-	University Square Property
Exhibit B	-	Work Letter
Exhibit C	-	Rules and Regulations
Exhibit D	-	Term Commencement Letter: Form
Exhibit E	-	Turnover Conditions
Exhibit F	-	Current Holder’s SNDA
Exhibit G	-	Memorandum of Lease
Exhibit H	-	Existing Tenant’s Rights
Exhibit I	-	Master Deed Amendment

LEASE

104 CAMPUS DRIVE
WEST WINDSOR, NEW JERSEY

THIS LEASE is made as of April 27, 2018 (the “Effective Date”) (hereinafter referred to as the “Lease”) between 104 CAMPUS DRIVE LLC, a New Jersey limited liability company, (hereinafter “Landlord”), and ERYTECH PHARMA, INC., a Delaware corporation (hereinafter “Tenant”).

1.Reference Data and Definitions.  Any reference in this Lease to the following subjects shall incorporate therein the data stated for the subject(s) in this Section 1:

1.1	LANDLORD’S ADDRESS (See Article 33, “Notices”):

104 Campus Drive LLC
1481 47th Street
Brooklyn, NY 11219
Attention:  Akiva Tauber
E-Mail:

with a copy to:

Brian P. Perini, Esquire
Lipsky and Brandt
1101 Market Street
Suite 2820
Philadelphia, PA  19107
E-Mail:

1.2	RENT ADDRESS:

Same as Landlord’s Address.

1.3	TENANT’S ADDRESS:

(See Article 33, “Notices”):

Gil Beyen

Erytech Pharma, Inc.

One Main Street, Suite 1150

Cambridge, MA 02142

E-Mail:

With a copy to:

Hannah Dowd McPhelin, Esquire

Pepper Hamilton LLP

100 Market Street, Suite 200

P.O. Box 1181

Harrisburg, PA  17108-1181

For courier deliveries use ZIP code 17101-2044

E-Mail:

1.4	LEASED PREMISES or PREMISES: Approximately 30,886 usable square feet of space located within the Building. Minimum Rent, OE Share and RET Share are based upon the Rentable Area of the Leased Premises.
1.5

RENTABLE AREA OF THE LEASED PREMISES:  Approximately 34,112 rentable square feet of space, being the square footage of the Leased Premises set forth in Section 1.4 calculated with a loss factor of 10.4%.

1.6

LEASE COMMENCEMENT DATE:  Upon delivery of possession of the Leased Premises to Tenant with the Turnover Conditions (as hereinafter defined) completed and otherwise in the condition required by this Lease, which is anticipated to occur on the date that is sixty (60) days following the date hereof (the “Delivery Date”).

1.7	EXPIRATION DATE: The last day of the month ten (10) years and six (6) full months after the Rent Commencement Date (See Section 3.3).
1.8	MINIMUM RENT: Minimum Rent shall be based on the “$Per Rentable Sq. Ft.” amount provided below multiplied by the Rentable Area of the Leased Premises (See Section 1.5).

Months	$Per Rentable Sq. Ft.	Annual Minimum Rent	Monthly Minimum Rent
1-3	$0.00	$0.00	$0.00
4-9	$23.00*	$784,576.00*	$65,381.33
10-12	$0.00	$0.00	$0.00
13-18	$23.00*	$784,576.00*	$65,381.33
19-30	$23.46	$800,267.52	$66,688.96
31-42	$23.93	$816,300.16	$68,025.01
43-54	$24.40	$832,332.80	$69,361.07
55-66	$24.89	$849,047.68	$70,753.97
67-78	$25.39	$866,103.68	$72,175.31
79-90	$25.90	$883,500.80	$73,625.07
91-102	$26.42	$901,239.04	$75,103.25
103-114	$26.95	$919,318.40	$76,609.87
115-126	$27.49	$937,738.88	$78,144.91

*Annualized

1.9	TENANT’S PROPORTIONATE SHARE: OE Share: 44.60%. RET Share: 44.60%. The “Building” is approximately 76,480 square feet of rentable space.
1.10	PERMITTED USE: Tenant shall use the Premises only for general office use and uses for Tenant’s business ancillary thereto, for production of biologic-based therapies and for no other purpose.
1.11	LEASING AGENTS: Vinny Di Meglio of Colliers – Landlord’s leasing agent. Newmark Knight Frank – Tenant’s leasing agent.
1.12	SECURITY DEPOSIT: $196,143.99
1.13

TENANT IMPROVEMENT ALLOWANCE:  Landlord shall provide Tenant with an improvement allowance for the Tenant Work in the amount of $1,961,440.00 (the “TI Allowance”).  The TI Allowance shall be based on a rate equal to $57.50 per rentable square foot of the Leased Premises.

1.14

BASE BUILDING ALLOWANCE:  Landlord shall provide Tenant with an improvement allowance in an amount not to exceed $341,120.00 (the “Base Building Allowance”).  The Base Building Allowance shall be based on a rate equal to $10.00 per rentable square foot of the Leased Premises (See Section 1.5 herein).  Notwithstanding the foregoing, Landlord shall only be obligated to make Base Building Allowance reimbursements to Tenant subject to Tenant completing various improvements to the structural elements of the Building or such other improvements as may be necessitated by Tenant’s engineering report.  Any unused portion of the Base Building Allowance shall be added to the TI Allowance.

1.15	MINIMUM RENT ABATEMENT PERIOD: Six (6) full calendar months being months 1-3 and months 10-12 following the Rent Commencement Date (See Section 3.3).
1.16	PARTY PERFORMING THE TENANT WORK: Tenant

See Section 43 for additional defined terms.

2.Premises.

2.1Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the “Leased Premises” described in Section 1.4 above (hereinafter also referred to as the “Premises”) substantially as shown as the “Tenant A” space on the plan attached hereto as Exhibit “A,” in the building (including all appurtenant rights accruing thereto pursuant to the Master Deed and the Master Declaration, the “Building”) located  at the property known as 104 Campus Drive, Princeton, West Windsor Township, New Jersey (the “Property”) for the Term (defined below) and subject to the covenants, terms, provisions and conditions of this Lease, together with the right of non‑exclusive use of elevators, stairways, lobbies, corridors and parking spaces as they may exist from time to time in the Building for common use and access to the Premises.  Notwithstanding anything herein to the contrary, within six (6) months following the Rent Commencement Date, Landlord and Tenant shall each have the right to remeasure the Premises and/or the Building in accordance with the Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2017, and upon any such remeasurement, all terms of this Lease based on the square footage of the Premises and/or Building shall be adjusted accordingly, including without limitation Sections 1.4, 1.5, 1.8, 1.9, 1.12, 1.13, 1.14.  Landlord and Tenant acknowledge and agree that the Premises currently includes an electrical closet and a sprinkler riser room (collectively, the “Utility Closets”).  In the event that the Utility Closets or any portion thereof do not exclusively serve the Premises (such portion being the “Nonexclusive Space”), then the parties shall amend this Lease in order to accomplish the following:  (i) exclude the Nonexclusive Space from the Premises and to adjust the terms of this Lease that are based upon the area of the Premises accordingly, and (ii) as part of the Tenant Work, Tenant shall provide for continued access to the Nonexclusive Space by Landlord and, if applicable, other tenants and occupants of the Building, which access shall not permit access to the Premises.  Within six (6) months following the date hereof, Tenant shall have the right to lease additional space contiguous to the Premises of up to 5,000 square feet in a location reasonably approved by Landlord, upon all of the terms and conditions hereof upon notice to Landlord.  In such event, the parties shall promptly execute an amendment to this Lease to evidence the addition of such additional space and to adjust the terms of this Lease that are based upon the area of the Premises accordingly.

2.2Landlord is the owner of the fee simple estate in and to that certain parcel of land (the “Land”) and condominium unit identified on the Site Plan (hereinafter defined) as “Unit B”, located in the Township of West Windsor, County of Mercer and the State of New Jersey and shown on the site plan of the Campus Drive Condominium (the “Site Plan”), attached hereto as Exhibit “A-1” consisting of the Building known as 104 Campus Drive, Princeton, West Windsor Township, New Jersey.  As used in this Lease, the following terms shall mean (i) “Unit A” is that certain tract of land owned by RXR Campus Drive Owner SPE LLC, identified on the Site Plan as Unit A and known as 115 Campus Drive, Princeton, West Windsor Township, New Jersey; (ii) “Unit C” is that certain tract of land owned by 100 Campus Drive LLC, identified on the Site Plan as Unit C and known as 100 Campus Drive, Princeton, West Windsor Township, New Jersey; (iii) “Association” shall mean Campus Drive Condominium Association, LLC, a New Jersey limited liability company, formed to administer, manage and operate the common affairs of the Campus Drive Condominium and (iv) “Campus Drive Condominium” means collectively Unit A, Unit B and Unit C (the “Units”), together with all buildings and improvements located thereon, including the Common Elements and Limited Common Elements as defined in the Master Deed of Campus Drive Condominium dated December 12, 2017, and recorded in the Mercer County Clerk’s Office on December 19, 2017, as Instrument Number 2017057639, in Deed Book 6310, Page 1545 et seq. (as may be amended from time to time in accordance with the terms of this Lease, the “Master Deed”) and with the benefit of all of the easements, rights, restrictions, privileges, agreements and encumbrances contained in and appurtenant to the Land by operation of law, the Master Deed or otherwise.  Within fifteen (15) business days following the Effective Date, Landlord shall cause an amendment to the Master Deed in the form attached hereto as Exhibit “I” to be recorded in the Mercer County Clerk’s Office (the “Master Deed Amendment”) and shall promptly provide notice of such recording and a copy of the recorded amendment to Tenant; failing which Tenant shall have the right to terminate this Lease upon ten (10) days’ prior written notice to Landlord, provided that if the Master Deed

Amendment is recorded within such ten (10) day period, then Tenant’s termination notice shall be deemed rescinded and this Lease shall remain and continue in full force and effect.  In the event of any such termination, (i) if Landlord’s failure to timely record the Master Deed Amendment is due to any reason outside of Landlord’s reasonable control, Landlord shall reimburse Tenant for its actual out of pocket expenses incurred in connection with this Lease, not to exceed $300,000, within thirty (30) days after receipt of invoice therefor (and such obligation shall survive the termination hereof), and (ii) if Landlord’s failure to timely record the Master Deed Amendment is due to any reason within Landlord’s reasonable control, Landlord shall reimburse Tenant for its actual out of pocket expenses incurred in connection with this Lease, not to exceed $1,000,000, within thirty (30) days after receipt of invoice therefor and Tenant shall have all rights and remedies available under this Lease, at law and in equity with respect to such failure (and all such rights and remedies shall survive the termination hereof).

2.3Campus Drive Condominium is part of “University Square” which was formed by recording a Master Declaration (as hereinafter defined).  At the time the Master Declaration was recorded, the owner of University Square established a Master Association (hereinafter defined) charged with the responsibility for the administration, operation and management of the University Square Property (as hereinafter defined), and the improvements intended for the common use and enjoyment of the owners of lot owners within University Square.  As used in this Lease, the following terms shall mean (i) “Master Declaration” shall mean the Restated Declaration of Covenants, Conditions and Restrictions of “University Square”, dated August 19, 1986, and recorded in the Mercer County Clerk’s Office on September 23, 1986, in Volume 2357, Page 442 et seq., as amended by that certain First Amendment to Restated Declaration of Covenants, Conditions and Restrictions of “University Square” dated September 27, 1990, and recorded in the Mercer County Clerk’s Office on October 3, 1990, in Volume 2543, Page 528 et seq., Second Amendment to Restated Declaration of Covenants, Conditions and Restrictions of “University Square” dated April 5, 2007, and recorded in the Mercer County Clerk’s Office on September 12, 2007, in Book 05717, Page 0018 et seq., Third Amendment to Restated Declaration of Covenants, Conditions and Restrictions of “University Square” dated as of February 26, 2013, and recorded in the Mercer County Clerk’s Office on March 6, 2013, as Instrument Number 2013012898 in Deed Book 6166, Page 396 et seq., Fourth Amendment to Restated Declaration of Covenants, Conditions and Restrictions of “University Square” dated as of December 12, 2017, and recorded in the Mercer County Clerk’s Office on December 19, 2017, as Instrument Number 2017057638 in Deed Book 6310, Page 1533 et seq.; (ii) “Master Association” shall mean the University Square Owners Association, Inc. a New Jersey non-profit corporation, formed to administer, manage and operate the common affairs of the University Square Property; and (iii) “University Square Property” shall mean the property described in Exhibit A of the Master Declaration and which is attached hereto as Exhibit “A-2”.

2.4Subordinate to Master Deed and Master Declaration.  The Campus Drive Condominium is subject and subordinate to terms of the Master Deed.  Certain fees and assessments as contemplated by the Master Deed and the Master Declaration are imposed on the Units and the Campus Drive Condominium, respectively.  Tenant shall be obligated to pay its OE Share of the costs allocated to Unit B by the Association or Landlord pursuant to the terms of this Lease and/or the Master Deed as such costs are included in the Annual Operating Costs (see Section 7.3 below), to the extent otherwise permitted to be included in Annual Operating Costs under this Lease.  Certain Landlord approvals required herein may be subject to the prior approval of the Association, the Executive Board of the Association, the Master Declaration and/or the Master Association, as well as the approval of Landlord.  Any denial of approval by Landlord due to the denial of such approval by any party entitled to grant or withhold approval under the Master Deed and/or Master Declaration shall be deemed a reasonable denial of approval by Landlord.  This Lease is subject and subordinate to the terms of the Master Deed and the Master Declaration.  To the extent of any conflict between the terms of this Lease and the terms of either the Master Deed or the Master Declaration, the terms of the Master Deed and/or the Master Declaration shall govern.  Landlord and Tenant agree that the Association and the Master Association are third party beneficiaries to this Section 2.4 and may remedy any violation of the Master Declaration and/or Master Deed occasioned by Tenant’s use and occupancy of the Premises, in the manner and to the extent provided in the Master Deed and/or Master Declaration, including, but not limited to, bringing suit, at law or in equity, directly against Tenant.  Landlord, or its affiliate, shall have the unilateral right to modify the Master Declaration and/or Master Deed subject to the terms and conditions of this Lease. Landlord represents, warrants and covenants to Tenant that (i) to Landlord’s knowledge, the Premises, the Building and Unit B do not violate any provision of the Master Deed or Master Declaration (collectively, the “Master Documents”); (ii) Landlord is the fee simple owner of Unit B, which consists solely of the Building; (iii) Landlord is not in default under the Master Documents and to Landlord’s knowledge, no other party is in default under the Master Documents; (iv) other than the Master Documents, there is no lien, encumbrance, easement, restriction or covenant of any kind (whether or not of public record) that adversely affects Tenant’s use and/or occupancy of the Premises for the Permitted Use; (v) to Landlord’s knowledge, Tenant’s use of the Premises for the Permitted Use does not violate the Master Documents as amended by the Master Deed Amendment; (vi) the Turnover Conditions do not violate, and shall be performed in accordance with, all construction, architectural and other requirements set forth in the Master Documents; (vii) Landlord has (or shall prior to performance) obtained all consents and approvals required under the Master Documents in connection with the Turnover Conditions, this Lease, the Premises and Tenant’s use and occupancy thereof and no further consent is required under the Master Documents; and (viii) Landlord shall not amend or modify (or consent to same) the Master Documents in any manner that would adversely affect Tenant’s use and occupancy of the Premises or increase Tenant’s monetary obligations under this Lease (other than a de minimis increase).  Landlord covenants and agrees that throughout the Term (a) it will comply with the terms and conditions of the Master Documents and (b) it will cause the Building to be in compliance with the terms and conditions of the Master Documents.

2.5Right of First Offer.  Provided that this Lease is in full force and effect, with at least twenty-four (24) months then remaining in the initial Term (including the Renewal Term, if Tenant shall have timely exercised its renewal option under Section 46 hereof), and provided that Tenant has not theretofore given notice to Landlord exercising the Early Termination Option under Section 3.5 hereof,  Landlord hereby grants to Tenant a continuing right of first offer to lease from Landlord on the terms herein set forth that certain space contiguous to the Premises or any portion thereof, being illustrated and labeled “ROFO” on Exhibit “A” attached hereto, that is available for lease during the Term (the “Offer Space”), subject, however, to (a) the desire of the then existing tenant or occupant of the Offer Space, if any, to extend its lease or enter into a new lease with respect to the Offer Space, and (b) the rights of any other tenants of the Building to lease such space pursuant to terms of their respective leases which are in effect on the date of this Lease as set forth on Exhibit “H”.  Landlord covenants, represents and warrants that any rights of other tenants of the Building to lease the Premises at the time of this Lease were waived by such tenants and Landlord hereby indemnifies and holds harmless Tenant from any and all claims and liability arising from its breach of the foregoing covenant, representation and warranty.  Subject as aforesaid, upon Landlord entering into bona-fide discussions with a prospective third party tenant seeking a proposal from Landlord regarding the lease of the Offer Space, Landlord shall give Tenant written notice of the terms on which Tenant may lease the Offer Space (the “Landlord ROFO Notice”) for a term which is coterminous with the Term and, except as otherwise set forth in the Landlord ROFO Notice, on the terms and conditions contained in this Lease.  The Landlord ROFO Notice shall state the date on which the Offer Space is anticipated to become available.  In the event that Tenant does not accept Landlord’s offer in writing, and without modification, within ten (10) business days after the date on which Tenant receives Landlord’s ROFO Notice, then this Section 2.5 shall be of no further force or effect as to the Offer Space described in Landlord’s ROFO Notice and Landlord shall be free to lease the Offer Space to any other person or entity upon terms not materially more favorable to Tenant than those described above, unless and until such Offer Space becomes available again or if Landlord does not enter into a lease for the Offer Space with another person or entity within nine (9) months following the Landlord ROFO Notice.  If Tenant timely accepts Landlord’s offer, (i) Landlord and Tenant shall promptly execute and deliver an amendment of this Lease reflecting the terms of Tenant’s lease of the Offer Space as set forth in the Landlord ROFO Notice, for a term which is coterminous with the Term and, except as otherwise set forth in the Landlord ROFO Notice, on the terms and conditions contained in this Lease (provided, however, that if Tenant seeks to modify the terms in the Landlord ROFO Notice and solely as a result thereof such amendment of this Lease shall not be executed and delivered by the parties within forty five (45) days after Tenant’s acceptance of Landlord’s offer set forth in the Landlord ROFO Notice, then Tenant’s acceptance shall be deemed waived, provided that such forty five (45) day period shall be extended for any periods of delay by Landlord and delays outside of the reasonable control of either party), and (ii) Tenant’s right of first offer set forth in this Section 2.5 shall remain in effect except that the Offer Space shall be any space in the building that is or becomes available for lease.  Notwithstanding the foregoing, (a) Tenant’s right to lease the Offer Space hereunder shall be contingent upon no Event of Default existing either at the time Tenant receives the Landlord ROFO Notice or at the time Landlord intends to tender possession of the Offer Space to Tenant, and (b) Landlord’s delivery of the Offer Space to Tenant shall be subject to Landlord’s regaining possession thereof from the tenant then occupying same and Landlord shall not be liable to Tenant if Landlord is unable to obtain possession of the Offer Space in a timely fashion for any reason so long as Landlord uses commercially reasonable efforts to obtain possession in a timely fashion.

3.Term and Rent Commencement.

3.1The term (the “Term”) shall commence on the date Landlord delivers possession of the Premises to Tenant with the Turnover Conditions (as hereinafter defined) completed and otherwise in the condition required by this Lease (the “Lease Commencement Date”) and shall end, without the necessity of notice from either party to the other, on the Expiration Date (defined in Section 1.7).

3.2Promptly after the Rent Commencement Date (as defined below) and upon receipt of same executed by Landlord from Landlord, Tenant shall deliver to Landlord a fully executed “Term Commencement Letter” in the form attached hereto as Exhibit “D.”

3.3Tenant’s obligation to pay Minimum Rent shall commence on the “Rent Commencement Date”, which is the first day immediately following the date that is one hundred eighty (180) days from the Lease Commencement Date.  All other obligations of Tenant under this Lease shall commence on the Lease Commencement Date, excluding any obligation to pay Rent other than Tenant’s Utility Cost.

3.4The First Lease Year shall be the period commencing on the Rent Commencement Date and continuing through the last day of the twelfth full calendar month after the Rent Commencement Date.  Each Lease Year after the First Lease Year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding Lease Year, with the final Lease Year ending on the Expiration Date.

3.5Tenant Termination Option.

(a)Notwithstanding Section 3.1 to the contrary, Tenant shall have the right (the “Early Termination Option”) to terminate this Lease effective at any time after the sixtieth (60th) full calendar month following the Rent Commencement Date (the “Early Termination Date”) subject to the conditions set forth herein.  If Tenant chooses to exercise the Early Termination Option, Tenant must (i) provide written notice to Landlord indicating its intention to exercise the Early Termination Option at least nine (9) months prior to the applicable Early Termination Date and specify the exact Early Termination Date (the “Termination Notice”) and (ii) along with the Termination Notice, pay to Landlord fifty percent (50%) of the Early Termination Fee (as defined below), with the balance of the Early Termination Fee due on or before the Early Termination Date.  For purposes of this Lease the “Early Termination Fee” shall mean a fee in the amount equal to the following unamortized transaction costs incurred or to be incurred by Landlord in connection with this Lease from and after the date hereof or otherwise in connection with this Lease up to and including the Early Termination Date: commissions paid to the Leasing Agents (as defined in Section 1.11), the TI Allowance (as defined in Section 1.13), and the Base Building Allowance (as defined in Section 1.14), plus the costs of any improvements to any additional space leased by Tenant pursuant to any option contained herein or otherwise (where such improvements were paid for by Landlord), all of which shall be amortized at an interest rate of eight percent (8.0%) per annum, and such amount and the calculation thereof shall be set forth on Exhibit “D” at the time that it is prepared for signature by the parties (provided that if Tenant leases any additional space thereafter, such amount and calculation shall be equitably adjusted at such time).

(b)At the time of Tenant’s exercise of the Early Termination Option and also at all times during the period from such exercise to the Early Termination Date, this Lease shall be in full force and effect and no Event of Default shall exist.  If this Lease shall not be in full force and effect or if an Event of Default shall exist at any such time, the exercise by Tenant of the Early Termination Option shall, at Landlord’s option, be null and void and of no further force and effect whatsoever.

(c)Tenant’s Early Termination Option shall expire and be null and void unless exercised in compliance with all conditions and limitations set forth herein.  Tenant hereby agrees that Tenant shall remain liable for all Rent, including any retroactive adjustments thereto, which may be payable pursuant to the terms and provisions of this Lease for the period up to and including the Early Termination Date.

3.6Compliance with Regulations.  Tenant shall comply with any and all regulations required by the Township and/or the State of New Jersey, currently existing or not yet enacted, if any, relative to the Tenant Work and/or Tenant’s particular manner of occupancy of the Premises.  Such compliance shall include Tenant obtaining from West Windsor Township (the “Township”) applicable zoning permits for the Permitted Use and building permits for the construction of the Tenant Work (collectively the “Construction Permit”).

4.Possession.

4.1Tenant leases the Premises in its “as-is” condition and state of repair as of the Lease Commencement Date, it being understood that Landlord covenants that all mechanical, HVAC, electrical, plumbing, roof and structural components of the Building and any other elements of the base Building shall be in good working order, condition and repair as of the Lease Commencement Date and that on the Lease Commencement Date the Premises and the Building shall comply with the requirements of Exhibit “E” (the “Turnover Conditions”).  Subject to the foregoing, all improvements to the Premises for Tenant’s Permitted Use shall be made by Tenant, in accordance with the Work Letter, at Tenant’s sole cost and expense, subject to the TI Allowance and the Base Building Allowance.  In the event that in the course of the Tenant Work, it becomes apparent that the Turnover Conditions or any part thereof are not met, then Landlord shall promptly cure same at its sole cost and expense; for each one day of time required to cure same that results in delay in completion of the Tenant Work, the Rent Commencement Date shall be extended by one day.

4.2“Tenant Work” as used in this Lease shall mean the provision of the materials, components, labor and services encompassed within the work described in Exhibit “B”.  Exhibit “B,” the Work Letter, sets forth the obligations and responsibilities of Tenant and Landlord for the design and construction of the Tenant Work (as defined in this Section 4.2 above).  In no event shall Landlord have any rights to any management system that exclusively serves the Premises, which is installed by Tenant as part of the Tenant Work or otherwise.

4.3Notwithstanding anything in this Lease to the contrary, “Substantially Completed” or “Substantial Completion” as used in this Lease is defined in Section II.13 within Exhibit “B”.

4.4If Landlord shall fail to deliver possession of the Premises for any reason, whether or not within Landlord’s control, Landlord shall not be subject to any liability to Tenant.  Except as otherwise expressly set forth herein, no failure to deliver the Premises shall in any respect affect the validity or continuance of this Lease or any obligation of Tenant hereunder.  Notwithstanding the foregoing, in the event the Lease Commencement Date does not occur on the Delivery Date, as same shall be extended on a day for day basis for Force Majeure and Tenant Delay (each as hereinafter defined), Minimum Rent hereunder shall abate for one (1) day for each one (1) day thereafter until the Lease Commencement Date occurs, such rent abatement to commence when Tenant is first obligated to pay Minimum Rent hereunder.  Further, in the event the Lease Commencement Date has not occurred within thirty (30) days after the Delivery Date, as same shall be extended on a day for day basis for Force Majeure (but such extension shall not exceed thirty (30) days) and Tenant Delay, Tenant may at any time thereafter upon ten (10) days written notice to Landlord terminate this Lease and receive back from Landlord all monies paid on account of this Lease.  “Tenant Delay” shall mean any actual delay in the Lease Commencement Date caused by any delay in the completion of the Turnover Conditions that is caused by Tenant and that continues for more than two (2) business days after Tenant’s receipt of notice from Landlord describing such delay with specificity.

5.Permitted Use.

5.1Permitted Use.  Tenant shall not use or occupy, or permit or suffer to be used or occupied, the Premises or any part thereof, other than for the Permitted Use set forth in Section 1.10.

5.2Exclusive.

5.2.1Landlord shall not, during the Term or any Renewal Term, lease space within the Building to any entity whose business is involved in or who extensively works with the manufacture of antibiotics or animal or cytotoxic manufacturing (the “Use Restriction”).

5.2.2It is expressly agreed to and acknowledged by Tenant that the following premises either do not fall within the parameters of the Use Restriction or are hereby excluded from the Use Restriction:

(a)Intentionally deleted; and

(b)any tenant taking possession of space or operating in the Building pursuant to a court order or any governmental authority.

5.2.3In the event of a Tenant Event of Default, and Landlord thereafter enters into a lease which violates the Use Restriction (provided that before entering into such lease Landlord shall provide Tenant with notice of its intent to enter into such lease and Landlord shall be permitted to proceed if such Event of Default has not been cured within ten (10) days following Tenant’s receipt of such notice), the parties hereto agree that such a Lease shall not be in violation of the Use Restriction set forth herein, even in the event Tenant later cures said default.

5.2.4Intentionally deleted.

5.2.5It is further understood and agreed that, in the event that Tenant assigns this Lease in any transaction that requires Landlord’s consent or approval and such assignee does not use the Premises for any use under the Use Restriction for a period of ninety (90) consecutive days during which such assignee is conducting its business in the Premises, the provisions of this Section 5.2 shall automatically become null and void and of no further force and effect.

5.2.6Intentionally deleted.

5.2.7Landlord and Tenant agree that in the event the foregoing Use Restriction is violated and Landlord fails to cure said violation of the Use Restriction within the period of forty-five (45) days, then Tenant shall have the right to commence paying as Minimum Rent, fifty percent (50%) of Minimum Rent otherwise due (the “Violation Abatement”), effective immediately and continuing until such violation is cured or as provided below.  In the event such violation continues for a period of 365 days commencing on the date of said violation (hereinafter “Termination Cure Period”), then Tenant may elect to either (i) terminate this Lease upon written notice give to Landlord at any time until such violation is cured, provided no Event of Default remains uncured and provided Tenant gives Landlord written notice of Tenant’s election to terminate hereunder or (ii) continue under the terms of this Lease in which event the Violation Abatement shall immediately cease and Tenant shall thereafter pay the Minimum Rent in accordance with the Minimum Rent schedule as provided in Section 1.8 hereof.  If option (i) is selected, such notice shall stipulate the termination date which shall not be less than sixty (60) days after the delivery of such notice.  The remedies set forth in this Section 5.2.7 for violation of the Use Restriction are in lieu of all other remedies Tenant may have pursuant to the terms of the Lease and at law and in equity with the exception of any fraud or illegal acts by Landlord.

6.Minimum Rent.

6.1Covenant to Pay.  Tenant covenants that it shall pay to Landlord, without any demand therefor and without any abatement, setoff or deduction whatsoever (except as may be otherwise expressly provided herein), at the Rent Address (set forth in Section 1.2) or to such other person and at such other place as Landlord may from time to time designate in writing, in lawful money of the United States of America, the Minimum Rent, payable monthly in installments equal to the monthly installment of Minimum Rent, in advance on or before the first day of each and every calendar month during the Term from and after the Rent Commencement Date.

6.2Partial Month.  If the date that Tenant is first obligated to pay Minimum Rent hereunder is other than the first day of a month, Minimum Rent due from such date until the first day of the following month shall be prorated and shall be payable on the date that Tenant is first obligated to pay Minimum Rent.

7.Additional Rent – Taxes, Utilities, Landlord Work Costs and Operating Costs.

7.1Covenant to Pay.  In addition to paying Minimum Rent, Tenant covenants that it shall without demand (except as may be otherwise expressly provided herein) and without any abatement, set‑off or deduction whatsoever (except as may be otherwise expressly provided herein), pay to Landlord at Landlord’s Address or to such other Person and at such other place as Landlord may from time to time designate in writing, in lawful money of the United States of America, within thirty (30) days of receipt of a statement of the amount due therefor each month (except that if a different period for payment is specifically set forth, said different period shall control) the following (collectively, “Additional Rent”):

7.1.1“Tax Share.”  Tenant’s RET Share of Real Estate Taxes over those paid by Landlord during the 2019 calendar year and based on the Township’s tax rate for calendar year 2019 (the “Tax Share Base Year”).

7.1.2“Operating Cost Share.”  Tenant’s OE Share of Annual Operating Costs over those paid by Landlord during the 2019 calendar year (the “OE Base Year”).

7.1.3Other Taxes.  All taxes assessed against or levied upon Tenant for its use and occupancy of the Premises which Landlord is legally required to collect on behalf of the taxing authority, and all personal property taxes assessed upon Tenant with respect to Tenant’s fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises.

7.1.4Tenant Utility Costs.

(a)Tenant shall pay one hundred percent (100%) of all utilities supplied to and used upon the Premises during the Term and any renewal or extension thereof (the “Utilities”).  The payment by Tenant of the Utilities shall be referred to as “Tenant’s Utility Cost”.

(b)Landlord shall not be held responsible or liable for its inability to furnish any service or utility due to any breakdown or failure of the apparatus supplying same and/or while undergoing repairs and/or through any rule or order of any of the properly constituted authorities and/or through any other cause of whatsoever nature.  Landlord’s only obligation shall be to make reasonable efforts to repair equipment owed by and under the control of Landlord.  Notwithstanding the foregoing or any other provision to the contrary in this Lease, if any such interruption of any service or utility continues for more than two (2) business days for any reason within Landlord’s reasonable control, then Rent hereunder shall abate for the duration of such interruption.

(c)Except as otherwise provided in this Lease, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premise, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

7.2Partial Year.  If the Rent Commencement Date is not the first day of a calendar year or if the date of expiration or termination of the Term is not the last day of a calendar year, the amount computed as Additional Rent for Tax Share and Operating Cost Share with respect to such partial calendar year under this Article 7 shall be prorated in proportion to the portion of such calendar year falling within the Term.

7.3Operating Costs.

7.3.1The term “Annual Operating Costs” shall mean the costs to Landlord of operating and maintaining the Building during each calendar year of the Term or any portion thereof.  Such costs shall include, by way of example rather than of limitation, (A) costs of repairs and maintenance of the Building, janitorial service and trash removal; (B) wages, salaries, benefits and bonuses (and tax imposed on employers with respect thereto) of employees of Landlord, or of any management company, who are associated with the Building for such time that their work is for the benefit of the Building, and management fees, overhead and expenses consistent with the Standards; (C) premiums for hazard, terrorism, environmental, rent, liability, worker’s compensation and other insurance, and the cost of restoration or replacement to the extent of any deductible or self-insured retention in connection with an insured loss; (D) costs arising under service contracts; (E) legal, auditing and other professional and consulting fees incurred in connection with operation and maintenance of the Building and not incurred in connection with leasing or the entity which is Landlord; (F) subject to Section 7.3.3, costs of replacements of any portion of the Building or any fixtures or equipment therein but not new improvements (except as otherwise expressly set forth herein); (G) work required to comply with any present or future governmental law, ordinance or regulation (unless due to failure of the Building to comply with such laws, ordinances or regulations on the Rent Commencement Date); (H) the cost of supplies and equipment rentals used for the Building; (I) costs not otherwise included above for all services including, without limitation, janitorial, water treatment, metal and stone cleaning and polishing, glass cleaning, extermination, trash collection and removal, painting, loading dock maintenance and operation, redecorating, seasonal decorations, landscaping and snow and ice removal; (J) costs of security and fire protection; (K) assessments and fees imposed by the Association and/or Master Association as provided in the Master Deed and/or Master Declaration and (J) the cost of all other items which under GAAP constitute operating or maintenance costs which are allocable to the Building or any portion thereof.

7.3.2Notwithstanding the foregoing, the term “Annual Operating Costs” shall not include:  (A) depreciation of the Building or any portion thereof; (B) payments of loans; (C) ground rents; (D) costs actually reimbursed through insurance proceeds to repair or replace damage by fire or insured other casualty to the extent of a commercially reasonable deductible only; (E) compensation and benefits of executive officers of Landlord above the level of building manager; (F) commissions payable to leasing brokers, improvement costs, legal fees and costs, advertising and other costs involved in leasing rentable areas; (G) janitorial and trash removal services for any areas other than the Common Areas; (H) assessments and fees imposed by the Association and/or Master Association as provided in the Master Deed and/or Master Declaration to the extent any such items would not otherwise be permitted to be included in Annual Operating Costs; (I) costs of repairing, replacing or otherwise correcting defects in the construction of the Building or in any Building equipment; (J) costs incurred in connection with sales, financing, refinancing or change of ownership of the Property; (K) costs of a capital nature, all as determined in accordance with GAAP other than those costs of capital improvements that are necessary to comply with any Requirements or which Landlord reasonably estimates would reduce the costs otherwise included in Annual Operating Costs, so long as the costs of such capital improvements are included in Annual Operating Costs only as amortized over the reasonably estimated useful life thereof; (L) Landlord general corporate overhead and general and administrative expenses; (M) rent or any costs for a leasing office; (N) Real Estate Taxes and any other taxes and charges excluded from Real Estate Taxes; (O) all amounts that would otherwise be included in Annual Operating Costs that are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience; (P) any management or administrative fees in excess of three percent (3%) of gross revenues of the Building; (Q) costs or expenses for which Landlord is reimbursed by any other party; (R) reserves; (S) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to Landlord’s failure to make any payments when due; (T) costs of litigation incurred by Landlord.

7.3.3If there shall be leased any capital equipment the cost of which, if purchased, would be included in Annual Operating Costs, then the rental and other costs paid for such leasing shall be included in Annual Operating Costs for the calendar years in which they were incurred.

7.3.4In determining Annual Operating Costs for any year, if for thirty (30) or more consecutive days during the year less than 100% of the Rentable Area of the Building shall have been occupied by tenants, then those Annual Operating Costs which vary with occupancy levels shall be deemed for such year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy of the Building been at least 100% throughout such year, as reasonably and equitably determined by Landlord.

7.3.5If any tenant of the Building supplies itself with a service at any time during such year that Landlord would ordinarily supply without separately charging therefor, then Annual Operating Costs which vary with occupancy levels shall be deemed to include the cost that Landlord would have incurred had Landlord supplied such service to such tenant.

7.4Payment of Estimated Additional Rent.  Landlord shall be entitled, at its discretion, to make reasonable estimates (and to revise any estimate from time to time) of the amounts of Additional Rent to become due for Annual Operating Costs and/or Real Estate Taxes for any full or partial calendar year under this Article, and to require Tenant to pay thereafter such estimated amounts in equal monthly installments on the first day of each month during each calendar year; provided, however, that whenever an estimate of Additional Rent shall be revised, Landlord shall have the right to increase the monthly installments to be paid thereafter for that category so that such installments, when added to the installments which Tenant was theretofore required to pay for the same category, shall equal the increased estimate.  Within ninety (90) days after the end of each calendar year, Landlord shall cause the actual amount of such Additional Rent to be computed and statements thereof to be sent to Tenant; and Tenant shall, within thirty (30) days after any statement is sent to Tenant, pay to Landlord the amount of any deficiency shown therein.  If such statement shall show that Tenant has made an overpayment, Tenant shall receive a credit to the extent of such overpayment against installments of Additional Rent next falling due hereunder, with any unused credit to be paid to Tenant promptly upon expiration or termination of the Term.  In no event shall Tenant be obligated to pay any Real Estate Taxes or Annual Operating Costs that are not billed to Tenant within one (1) year following the calendar year in which same are incurred; provided, however, that if any Real Estate Taxes or Annual Operating Costs are not billed to Tenant within such one (1) year period because Landlord has not received the billing therefor from a third party for any reason outside of Landlord’s reasonable control, then Landlord shall have one (1) additional year in order to bill Tenant for any such item.  Except for Tenant’s Utility Costs, which shall be paid from and after the Lease Commencement Date, all other Additional Rent payments shall commence as of the Rent Commencement Date (or later pursuant to the terms of this Lease).

7.5Disputes.  Unless Tenant, within 120 days after any statement of Additional Rent is furnished, shall give notice to Landlord that Tenant disputes said statement, specifying in reasonable detail the basis for such dispute, each statement furnished to Tenant by Landlord under any provision of this Article shall be conclusively binding upon Landlord and Tenant as to the particular Additional Rent due from Tenant for the period represented thereby.  Pending resolution of any dispute, Tenant shall pay the Additional Rent in accordance with the statements furnished by Landlord.  Landlord agrees, upon prior written request, to make Landlord’s books and records which are relevant to any disputed amount available at Landlord’s or its agent’s offices during normal business hours for inspection by Tenant’s employee(s) or a regionally recognized accounting firm or other auditing firm not paid, in whole or in part, on a contingent fee basis, representing Tenant, provided that such disputed amount shall have been paid by Tenant to Landlord.  If the issues raised by such notice are not amicably settled between Landlord and Tenant within thirty (30) days after such written notice is received by Landlord of such dispute, Tenant or Landlord may refer the decision to a regionally recognized accounting firm or other auditing firm acceptable to the other party (the “Accounting Firm”).  If an error is confirmed by the Accounting Firm with respect to the calculation of Additional Rent, such decision shall be deemed conclusive and Landlord shall revise the applicable statement accordingly and any overpayment by Tenant shall be refunded by Landlord and any underpayment shall be paid by Tenant within thirty (30) days of the decision date.  The costs of such audit shall be borne by Tenant unless such audit finds that Tenant was overcharged by more than three percent (3%) in which event, the cost of such audit shall be borne by Landlord.

8.Late Payments.  If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall become overdue for a period in excess of 5 calendar days, a one-time “Late Charge” of $.05 for each dollar so overdue may be charged by Landlord and shall be paid by Tenant for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or any part thereof was due, at the Lease Interest Rate.  Nothing herein shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord’s imposing or accepting any such Late Charge or interest.  Notwithstanding the foregoing, for the first two (2) instances of an overdue payment in any calendar year, Landlord shall not charge the Late Charge unless and until for each instance, the overdue amount remains outstanding for 5 calendar days after Tenant’s receipt of notice of same from Landlord.

9.Services.

9.1Tenant acknowledges that Landlord does not guaranty or warrant against the occurrence of unauthorized entry to the Premises, criminal activity or other breaches of security; and accordingly, subject to Landlord’s good faith performance of the obligations contained herein, Landlord shall not be responsible for any such events or losses, damages or liability resulting therefrom except to the extent caused by Landlord’s gross negligence or intentional misconduct or that of its employees, agents or contractors.

9.2Landlord agrees that it shall provide or cause to be provided the following:

(a)furnish heat or air-conditioning and other Utilities to the Common Areas during Ordinary Business Hours;

(b)furnish heat or air-conditioning and other Utilities to the Premises during Ordinary Business Hours, subject to Sections 7.1.4(b) and (c) and Tenant’s obligations under Section 10.3.

9.3Intentionally deleted.

9.4No telecommunication carrier shall have the right to do any work for Tenant or use any space or facilities in the Building unless such carrier shall execute and deliver to Landlord a License Agreement (a “License Agreement”) in form and content reasonably acceptable to Landlord pursuant to which Landlord will permit access subject to its then current rates and procedures for use of equipment areas, risers and other facilities in the Building.

9.5If any service to the Building is interrupted or stopped or if there is a defect in supply, character of, adequacy or quality of any of such services (collectively, a “Failure”), Landlord will use reasonable diligence to resume the service and correct the Failure; provided, however, no Failure of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant’s personal property caused by any such Failure) except to the extent caused by Landlord’s gross negligence or intentional misconduct or that of its employees, agents or contractors, constitute an actual or constructive eviction or, except as expressly provided herein, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease.  Without limiting those reasons for a Failure that may be beyond Landlord’s reasonable control, any such Failure that is required in order to comply with any laws, ordinances or requests from governmental authorities will be deemed caused by a reason beyond Landlord’s control.

9.6Landlord shall have the right to select the utility company (“Electric Service Provider”) to provide electricity service for the Building.  If permitted by law, Landlord shall have the right at any time and from time to time during the Term to contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) so long as such Alternate Service Provider provides competitive service at reasonable market rates.

Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building electric lines, feeders, risers, wiring, and any other machinery within the Premises.

Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building electric lines, feeders, risers, wiring, and any other machinery within the Premises.

9.7Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to effect a Failure, as required by this Lease or by law, or as necessary in Landlord’s reasonable opinion, after reasonable notice to Tenant in view of specific circumstances, with reasonable efforts of Landlord to minimize interference, whenever and for so long as may be necessary (but with the consequences specified in Section 7.1.4(b), above), to make repairs, alterations, upgrades, changes, or for any other reason, to the Building and the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security, or other Building systems serving the Premises, or any other services required of Landlord under this Lease.

9.8Tenant will be responsible, and Landlord shall have no responsibility, for procuring services for the collection within and from the Premises, and then the prompt and legal removal from the Premises and the Building of all Hazardous Substances (as defined in Section 11.2) used and/or generated by Tenant.  Landlord will not be responsible for the gathering and/or removal of medical waste within or from the Premises.  Tenant will procure their own service provider for these services and remit payment to that provider directly.  In addition, Tenant will require said service provider to issue a Certificate of Insurance to Landlord evidencing the following: a) Workers’ Compensation and Employers’ Liability, b) Commercial General Liability covering all of the service provider’s operations, and c) Commercial Auto Liability.  Notwithstanding anything to the contrary in this Lease, Landlord shall provide a dumpster and regular trash removal therefrom for regular office waste, at Landlord’s sole cost and expense but subject to reimbursement through Annual Operating Costs to the extent permitted under this Lease.

9.9Should Tenant require any additional work or service, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service.  Landlord may impose a reasonable administrative overhead charge whenever Landlord provides or arranges for additional or above-standard services at Tenant’s request and not as required by this Lease.

10.Repairs and Condition of Premises.

10.1From and after the Lease Commencement Date, Landlord, at its sole cost and expense, will maintain in good condition and working order and make all necessary repairs and replacements to the Structural Portions of the Building.  For purposes hereof, the “Structural Portions of the Building” means the Building’s exterior walls, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams and the structural and non-structural portions of the roof, as well as all Building systems and the Common Areas and all alterations and improvements paid for by the Base Building Allowance.  The foregoing maintenance, repair and replacement obligations of Landlord shall be performed in a manner which is consistent with the Standards.  Tenant shall promptly report in writing to Landlord any defective condition in the Structural Portions of the Building actually known to Tenant which Landlord is required to repair.

10.2Tenant shall furnish and install all replacement fluorescent tubes, starters, lamps and ballasts required in the Premises, at Tenant’s expense.

10.3Tenant covenants that at the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep all of the interior of the Premises (other than the Structural Portions of the Building), and all of its fixtures, equipment, furniture and furnishings therein, in good order and condition, ordinary wear and tear, damage by fire or other casualty and obligations of Landlord alone excepted; and for that purpose and except as stated, Tenant will make all necessary repairs and replacements.  Such obligation shall include, but not be limited to:  (i) the interior non-structural portions of the Premises (including without limitation all interior walls, doors and glass), (ii) Tenant’s security systems of whatever type or nature, (iii) all HVAC Systems, (iv) any computer room and computer room equipment located within the Premises, (v) any and all other furniture, fixtures and equipment of Tenant located in the Premises, (vi) any and all other portions of the Premises which are not required to be maintained by Landlord pursuant to this Section 10.1 above.  “HVAC Systems” means the heating, ventilation, air-conditioning systems and appurtenant equipment within the Leased Premises and/or the Property, but in each case exclusively servicing the Leased Premises.  The foregoing maintenance, repair and replacement obligations of Tenant shall be performed in a manner which is consistent with the Standards.  At all times during the Term, Tenant shall provide janitorial service for the Premises and remove all dirt, rubbish, waste and refuse from the Premises in accordance with all applicable Requirements (as defined in Section 11.1 below).  At the termination of the Term, Tenant will also have had removed all of Tenant’s personal property therefrom, to the end that Landlord may again have and repossess the entire Premises in the condition required to be maintained by Tenant hereunder, ordinary wear and tear, casualty, condemnation and obligations of Landlord excepted.  In the event that any repair is required by reason of such removal or any negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant’s express or implied consent (beyond ordinary wear and tear) and not repaired upon the termination of the Term, but subject to Article 20, Landlord may make such repair thereafter and Tenant shall, upon demand, pay to Landlord the cost thereof together with interest thereon at the Lease Interest Rate.

10.4Tenant will neither do, nor permit anyone else to do, anything on the Premises, other than the Permitted Use, which might or would: (i) increase any insurance rates charged Landlord with respect to the Premises or the Building; (ii) violate the Master Deed or Master Declaration; or (iii) conflict with or invalidate any insurance policy maintained by Landlord for the Premises and of which Tenant is made aware, in writing. If the insurance premiums of Landlord are increased due to Tenant’s use or occupancy of the Premises except not due to the Permitted Use, then the amount of such increase will be paid by Tenant to Landlord as Additional Rent as it becomes due and after Landlord provides reasonable backup documentation evidencing that such increase is due to Tenant’s use or occupancy of the Premises but not due to the Permitted Use, and Landlord will have the same right to collect such amount as Landlord has under this Lease to collect Additional Rent. Promptly after Landlord becomes aware of any such potential increase, Landlord shall notify Tenant of the condition or action giving rise to such increase so that Tenant shall have an opportunity to correct or change such situation so as not to incur such increased premium costs.

11.Compliance with Law.

11.1In General.  Tenant agrees to comply promptly at its expense with all present and future laws, ordinances, regulations and other requirements whatsoever imposing obligations on the Tenant, including, without limitation, environmental laws, Title III of the Americans with Disabilities Act of 1990 and all regulations issued thereunder (the “ADA”), of any and all federal, state, or local authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies (collectively, “Requirements”), with respect to Tenant’s particular manner of use of the Premises, the Tenant Work or any Alteration made by Tenant.  Landlord shall otherwise be responsible for causing the Building to comply with all Requirements, including the ADA, at Landlord’s sole cost and expense.  Tenant also agrees that it shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building by its employees or agents, any act or thing contrary to any of the Requirements (with respect to the Board of Fire Underwriters or any insurance organizations, associations or companies, only to the extent Landlord has provided written notice of same to Tenant).  Tenant shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment servicing the Premises, in each case upon becoming aware of same.

11.2Environmental Matters.

(a)"Hazardous Substances" shall include any chemical substance, material or waste or component thereof which is now listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any present Federal, State or local environmental law, statute, act, rule, requirement, order, direction, ordinance or regulation and all amendments thereto ("Environmental Laws").

(b)Tenant covenants, represents and warrants that (i) its operation of the Premises shall not involve any Hazardous Substances except in compliance with all laws and this Lease, (ii) if Tenant is an "industrial establishment" (as such term is defined in the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (which Act and all present amendments thereto and regulations promulgated thereunder are hereinafter referred to as "ISRA")), it shall comply with ISRA to the extent required thereunder, and (iii) as of the date hereof, Tenant's North American Industry Classification System (NAICS) codes are 325411, 325412 and 325414.  Landlord covenants, represents and warrants, that, (i) prior use(s) of the Premises, during Landlord’s period of ownership of the Property, have not involved any Hazardous Substances, and (ii) the Premises is not, nor has it been at any time during Landlord’s period of ownership of the Property, an “industrial establishment” (as such term is defined in ISRA).  Landlord covenants, represents and warrants, that to the best of its knowledge, (i) prior use(s) of the Premises, prior to Landlord’s period of ownership of the Property, have not involved any Hazardous Substances, and (ii) prior to Landlord’s period of ownership of the Property, the Premises was not an “industrial establishment” (as such term is defined in ISRA).

(c)In amplification of Section 11.2(b) above and any other applicable provision of this Lease and not by way of limitation, in the event Tenant becomes an "industrial establishment" (as such term is defined in ISRA), Tenant shall, at Tenant's sole cost and expense, comply with ISRA.  Should the New Jersey Department of Environmental Protection, or any agency or subdivision thereof or any agency or subdivision responsible for enforcing ISRA (collectively, the "DEP") determine that a cleanup plan be prepared, then Tenant (or, at Landlord's option, Landlord on behalf of Tenant, but only if Tenant fails or refuses to diligently address such DEP requirements) shall, at Tenant's sole cost and expense, prepare and submit the required plans and financial assurances, and fully implement the approved cleanup plan prior to the expiration or earlier termination of this Lease; however, Tenant shall not be responsible for any releases, spills or discharges (hereinafter sometimes collectively referred to as "discharges") of Hazardous Substances which occur prior to the commencement of the term of this Lease or at any time through no action of Tenant.

(d)If the closing, terminating or transferring of Tenant's operations at the Premises does not trigger ISRA, or if the closing, terminating or transferring of Tenant's operations at the Premises does trigger ISRA but no cleanup or other remediation of any Hazardous Substances is required by the DEP pursuant to ISRA, then at Landlord’s request, Tenant shall obtain, at Tenant's sole cost and expense, within thirty (30) days prior to such closing (or such other time period as reasonably agreed upon by the parties), a Response Action Outcome (RAO) from a licensed site remediation professional (LSRP) certifying that no further action is required.

(e)In the event ISRA compliance becomes necessary at the Premises due to any action or inaction on the part of Tenant, then, at Landlord's election (i) in the event Tenant has failed or refused to address such ISRA compliance requirements, Landlord shall comply with the requirements of ISRA inasmuch as such compliance relates to any Hazardous Substances released, discharged, stored or disposed of at the Premises during the term of this Lease, and Tenant shall be responsible for paying the costs of such compliance within thirty (30) days after Landlord's demand therefor accompanied by reasonable backup documentation (or such other time period as reasonably agreed upon by the parties), or (ii) Tenant shall be responsible for promptly, and within the time frame required by law, complying with ISRA inasmuch as such compliance relates to any Hazardous Substances released, discharged or disposed of at the Premises during the term of this Lease, and Tenant shall be responsible for paying the costs of such ISRA compliance.  Tenant shall also promptly after Landlord's request (but in no event later than thirty (30) days after Landlord's request accompanied by reasonable backup documentation) provide all non-privileged information requested by Landlord, subject to review and approval by Tenant and its counsel, sign a commercially reasonable affidavit prepared by Landlord concerning ISRA and Tenant's use and occupancy of the Premises and pay all costs of such ISRA compliance that are attributable to Tenant's use and occupancy of the Premises.  Landlord and the DEP, and any employee, representative, agent or contractor of Landlord or the DEP, may, at reasonable times and upon terms reasonably agreed upon by the parties hereto, enter the Premises for the purpose of complying with ISRA; provided that any such entrance onto the Premises shall not unreasonably interfere with Tenant’s operation of its business nor conflict with any other provision of this Lease.

(f)In the event Tenant, in violation of this Lease, becomes an industrial establishment and fails to comply with paragraphs "(c)" or "(e)" above, as applicable, prior to the expiration or earlier termination of this Lease, Tenant, at Landlord's option, shall be deemed to be a "holdover tenant" and the provisions of Section 24 of this Lease shall be applicable to Tenant's occupancy of the Premises from the expiration or earlier termination of the Term of this Lease, to the extent Tenant’s obligations hereunder require it to occupy the Premises.  In addition, Tenant shall indemnify and hold Landlord and Managing Agent harmless from and against any loss, cost, liability or expense resulting from such violation and failure to comply with ISRA including, without limitation, any reasonable attorneys' fees and any claims made by any succeeding tenant.

(g)In the event that there shall be filed a lien against the Premises because of any Hazardous Substances released from, discharged from, stored in or disposed in the Premises during the term of this Lease, Tenant shall, within thirty (30) days from the date Tenant is given notice of the lien (or in such shorter period of time in the event that the holder of such lien, including without limitation, the United States, State of New Jersey, or any agency or subdivision thereof, has commenced steps to cause the Premises and Building to be sold pursuant to the lien) shall pay the claim and remove the lien from the Premises.  If Tenant fails to do so by said period, Landlord shall be entitled to resort to such remedies as are provided in this Lease as in the case of any default of this Lease, in addition to any remedies as are permitted by law, in equity or otherwise.

(h)Tenant shall indemnify, defend and save harmless Landlord from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, reasonable costs and expenses (including without limitation, reasonable attorneys' fees) of any kind arising out of or in any way connected with the presence of Hazardous Substances at the Premises introduced by Tenant during the term of this Lease (including Hazardous Substances originating on the Premises, but not including any Hazardous Substances migrating to the Premises from another property or existing prior to the term of this Lease); and from all fines, suits, procedures, claims, actions, damages, liabilities, judgments, reasonable costs and expenses (including without limitation, reasonable attorneys' fees) of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by any Environmental Law or Laws.

(i)Tenant's obligations and liabilities under this Section 11.2 shall continue after expiration or earlier termination of the term of this Lease for so long as Landlord remains responsible for any spills or discharges of Hazardous Substances released, discharged, stored or disposed of at the Premises by Tenant or Tenant's Agents.

(j)In addition to the foregoing environmental obligations on Tenant's part to be performed, Tenant shall also promptly furnish to Landlord (i) true and complete copies of all documents, submissions, and correspondence provided to any environmental agency including, but not limited to, the DEP and the United States Environmental Protection Agency, and (ii) true and complete copies of all sampling and test results obtained from samples and tests taken at, around, in or upon the Premises.

(k)Landlord shall indemnify, defend and save harmless Tenant from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, reasonable costs and expenses (including reasonable attorneys' fees) of any kind arising out of any spills or discharges of Hazardous Substances at the Premises or Building which are in no way attributable, directly or indirectly, to Tenant or Tenant’s Agents.  Landlord represents and warrants, to the best of its actual knowledge, that there are no Hazardous Substances in, on, around the Building or Units A and C in violation of applicable Laws.

12.Estoppel Certificate.

12.1Tenant shall from time to time, within 15 business days after Landlord’s request or that of any mortgagee of Landlord, execute, acknowledge and deliver to Landlord and such mortgagee a written instrument (an “Estoppel”) certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended (or, if there have been modifications, supplements or amendments, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments); (ii) the dates to which Minimum Rent and Additional Rent and any other charges arising hereunder have been paid; (iii) the amount of any prepaid rents or credits due Tenant, if any; (iv) if applicable, that Tenant has accepted possession and has entered into occupancy of the Premises, and certifying the Lease Commencement Date, Rent Commencement Date and the Expiration Date; (v) whether or not, to the knowledge of the Tenant, all conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying each, if any, unsatisfied condition and each, if any, default of which the Tenant may have knowledge; and (vi) any other fact or condition reasonably requested.  Any Estoppel delivered pursuant to the provisions of this Section shall be intended to be relied upon by Landlord or any of its partners and any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein.

12.2Tenant is aware that such Estoppels are often required by landlords in order to effectuate a sale or financing and Tenant’s failure to deliver an Estoppel in a timely manner could result in substantial loss by Landlord including, without limitation, reduction in loan amounts or sales price and loss of a sale or committed loan.

13.Rules and Regulations.  Tenant agrees to observe the rules and regulations (the “Rules”) for the Building attached hereto as Exhibit “C” and made a part hereof and such Rules and any modifications thereto made from time to time by Landlord, which, in Landlord’s reasonable business judgment are consistent with the Standards, may be desirable for the use, operation and management of the Premises or the Building and also that do not materially increase Tenant’s obligations or decrease its rights hereunder, each of which Rules and any additions and modifications thereto upon notice thereof to Tenant shall be deemed a part of this Lease with the same effect as though written herein.  Tenant covenants that all such Rules shall be faithfully observed and complied with by Tenant, and Tenant shall use commercially reasonable efforts to cause Tenant’s agents, employees and invitees and all those visiting the Premises or claiming under Tenant to comply with the same.  Landlord agrees that the Rules will be applied to all tenants and occupants and enforced in a manner which does not discriminate against Tenant.  In the event of any conflict or inconsistency between the Rules and this Lease, this Lease shall control.

14.Assignment and Subletting.

14.1Tenant shall not mortgage, pledge or encumber this Lease, collaterally or otherwise (collectively, a “Transfer”).  Tenant may assign this Lease or Tenant’s interest in and to the Premises, or sublease all or any portion of the Premises upon prior written notice to Landlord, subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed or conditioned.  Such assignment and/or sublease shall be subject to the terms, covenants and conditions contained herein, and shall not relieve Tenant of its obligations herein.

14.2At least 30 days prior to the effective date of any proposed subletting or assignment, Tenant shall submit to Landlord a statement seeking Landlord’s consent and containing the name and address of the proposed subtenant or assignee, the terms of the proposed sublease or assignment and such financial and other information with respect to the proposed subtenant or assignee as Landlord may reasonably request.  Landlord shall indicate its consent or non‑consent within 10 business days of its receipt of Tenant’s submission; failing which consent shall be deemed given.  Landlord’s consent to such proposed assignment and/or sublease shall not be unreasonably withheld, provided that (hereinafter referred to as the “Conditions”):

(a)the Premises shall continue to be used for the Permitted Use as provided above and shall not violate any exclusive agreement contained in any lease between Landlord and any other tenant in the Building and Tenant has not caused an Event of Default, which is then continuing, during the Term;

(b)the operations of the proposed transferee will not, in Landlord’s reasonable business judgement, materially adversely affect Landlord’s ability to lease any vacant space in the Building to other tenants due to such proposed transferee’s use (to the extent different from the Permitted Use);

(c)the operations of the proposed transferee will not, in Landlord’s reasonable business judgment, materially adversely affect the amount of power required to be drawn to the Building to support such proposed transferee’s use (in comparison to the amount of power required for Tenant’s use);

(d)in the reasonable determination of Landlord, the proposed transferee and its reputation, as well as the transferee's business, is of a character that is in keeping with the Standards;

(e)the proposed transferee shall not have negotiated for the leasing of any space in the Building within the immediately preceding six (6) months where appropriate space remains available for lease by Landlord; and

(f)intentionally deleted.

14.3Should Landlord agree to an assignment or sublease, Tenant will pay to Landlord on demand a sum equal to all of Landlord’s costs, including reasonable attorneys’ fees, incurred in connection with such assignment or sublease, not to exceed $1,500 per request.

14.4Any Transfer which does not comply with the provisions of this Article 14 shall be void, and shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease.

14.5In the event that Landlord consents to the Transfer, Tenant shall have 180 days from its receipt of Landlord’s consent to enter into the proposed Transfer in strict accordance with the terms and with the identified subtenant or assignee described in Tenant’s statement to Landlord.

14.6No Transfer with or without Landlord’s consent shall in any way relieve or release Tenant from liability for the performance of all terms, covenants and conditions of this Lease.  Furthermore, no assignment will be valid unless the assignee shall execute and deliver to Landlord an assumption of liability agreement in form reasonably satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of an agreement to be bound by all the provisions of this Lease; and no subletting will be valid unless the subtenant first enters into a written agreement with Tenant, in such form and with such terms, covenants and conditions as may be reasonably required by Landlord.

14.7In the event of any Transfer by Tenant of its interest in the Premises or the Lease or any portion thereof, whether or not consented to by Landlord, each monthly installment of Minimum Rent payable hereunder with respect to the Premises or the portion thereof subject to such subletting or assignment shall each be increased by an amount equal to the following for such month:

14.7.1In the case of any subletting, fifty percent (50%) of the Excess Rent (defined in Article 43) for such portion; and

14.7.2In the case of any assignment, fifty percent (50%) of the Excess Rent payable by the assignee.

14.8Notwithstanding anything to the contrary in this Lease, only prior notice to Landlord, and not the prior approval of Landlord, shall be required for the subletting or assignment of all or a portion of the Premises to any corporation or other entity which is a parent or wholly owned subsidiary of, or under common control with, Tenant and will conduct the Permitted Use within the Premises, or to any corporation or other entity with which or into which Tenant has merged or consolidated or which acquires all or substantially all of Tenant’s assets or stock (or other ownership interests) of Tenant.  Sections 14.3 and 14.7 shall not apply to any transfer described in this Section 14.8.

15.Alterations.

15.1For each and every alteration, installation, addition or improvement (each, an “Alteration”) Tenant wishes to make, Tenant shall first (i) submit to Landlord a detailed description thereof, and (ii) obtain Landlord’s written approval thereof, except that Landlord’s approval shall not be required for nonstructural interior decorations not affecting the structural, mechanical, electrical or plumbing systems, or any components thereof, of the Building.

15.2Provided that the proposed Alteration does not in Landlord’s reasonable judgment involve any modification to the Building’s exterior or its structural, mechanical, electrical or plumbing systems or components, such approval shall not be unreasonably withheld, conditioned or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord, including, without limitation, the filing of mechanics’ lien waivers by Tenant’s contractors and the submission of written evidence of commercially reasonable insurance coverage naming Landlord as an additional insured thereunder.  Landlord may withhold its approval in its absolute and sole discretion with respect to each such Alteration which Landlord determines involves any modification to the Building’s exterior or its structural, electrical, mechanical or plumbing systems or any components thereof.

15.3Tenant shall see that all Alterations in the Premises shall comply with all applicable present and future Requirements (as defined in Article 11).  Landlord’s review and/or approval of plans, drawings, and specifications shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with all Requirements.

15.4Tenant shall not permit any financing statement or statements to be filed with respect to any of the foregoing Alterations.  All Alterations made by Tenant and all fixtures attached to the Premises by Tenant (including any generator but other than Tenant’s removable trade and business fixtures and equipment) shall remain at the Premises at the expiration or sooner termination of this Lease and become the property of Landlord, unless Tenant elects to remove same and repair any damage caused by such removal.  Notwithstanding anything in this Lease to the contrary, in no event shall Tenant be obligated to remove the Tenant Work or any portion thereof or any Alteration.

15.5All Alterations shall be performed at Tenant’s cost by or one or more contractors approved by Landlord (in its reasonable discretion).  Tenant shall be responsible for obtaining all governmental approvals, permits and/or licenses with respect to any Alteration.  All Alterations shall be made in accordance with the following requirements of the Work Letter (except any references to Tenant Work shall be deemed to be to the applicable Alteration and references to a certificate of occupancy shall be included only to the extent required by law):  II.6 (a), (d) and (e); II.7; II.8; II.10; II.12.

15.6This Section 15 shall not apply to the Tenant Work, which shall be governed by the Work Letter.

16.Mechanics’ and Other Liens.

16.1Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Building or any part of any thereof or Landlord’s interest therein except as set forth in this Lease.

16.2Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant) which is or may become a lien upon the Premises or the Building or any part of any thereof or the income therefrom or any fixture, equipment or similar property therein.

16.3If any lien or claim shall be filed, Tenant shall within 20 days after its receipt of notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or otherwise.  If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period (such failure constituting an Event of Default without notice or opportunity to cure other than such period), then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lien or with interest and costs.  Any amounts so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord promptly on demand.

16.4Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord.

17.Certain Rights Reserved by Landlord.  Subject to the terms and conditions of this Lease (and in the event of any conflict or inconsistency between such rights and this Lease, this Lease shall control), Landlord explicitly retains all rights, including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof except as otherwise expressly set forth in this Lease, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set‑off or abatement of Rent or any other claim:

17.1To enter the Premises at any time in case of an emergency; to enter the Premises at any reasonable time upon at least twenty- fours ' prior written notice to Tenant if Landlord shall so elect for making alterations, improvements or repairs to the Building required by this Lease, for permitting inspection of the Premises by persons authorized by Landlord or for any purpose in connection with the operation or maintenance or financing of the Building, provided that no entry into the manufacturing areas of the Premises shall be permitted at any time during the manufacturing process and no entry into the clean rooms in the Premises shall be permitted at any time.

17.2To change the name or street address of the Building upon notice to Tenant; to give the Building and/or any portion thereof any name or names that Landlord may choose and to change such name(s) from time to time at Landlord’s sole discretion; provided that Landlord shall not name the Building after any company or business.

17.3To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

17.4To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, with respect to those affecting the Premises only to the extent required by this Lease, and for such purposes to enter upon the Premises (subject to the terms and conditions of this Lease regarding access and entry), and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and (as provided in Section 9.7) to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and usable.

17.5To furnish a reasonable number of door keys or entry cards for the entry door(s) in the Building, to be furnished as and when requested by Tenant at no charge to Tenant, to the extent there is no direct entry into the Premises from outside the Building.  Tenant agrees to change no locks, and not to affix locks on doors without the prior written consent of the Landlord.  Upon the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.  Tenant’s obligations under this Section 17.5 shall be subject to all governmental requirements and regulations and laws applicable to Tenant’s use and occupancy of the Premises.

17.6To reasonably designate and approve all window coverings used in the Building.

17.7To reasonably approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the load per square foot designated by the structural engineers for the Building (as same may be increased if Tenant structurally reinforces certain parts of the Premises or employs similar measures, each in a good and workmanlike manner), and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct in writing.  Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use, as limited by the Permitted Use, of the Premises without the prior written consent of Landlord.  Movements of Tenant’s property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require written authorization from Tenant, in form and content satisfactory to Landlord, before allowing any property to be moved into or out of the Building or Premises.  The cost of repairing any damage to the Building caused by Tenant taking in or out of the Building furniture, safes or any articles and any damage caused while the same are in the Premises shall be paid by Tenant.

17.8To regulate delivery of supplies and the usage of the loading docks, receiving areas and freight elevators in a reasonable manner consistent with the Standards, provided that Tenant shall be permitted to receive deliveries during Ordinary Business Hours.

17.9Intentionally Deleted.

17.10To alter the layout, design and/or use of the Building or any portion thereof in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building is maintained in accordance with the Standards and that Tenant’s rights under this Lease and Tenant’s use and occupancy are not affected.

17.11Intentionally Deleted.

18.Landlord’s Liability; Rights of Successors.

18.1It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord’s partners, members, shareholders, beneficial interest holders or trustees (collectively, “Constituents”), or any of their respective Constituents, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord’s interest in the Building and the proceeds thereof and no personal liability is assumed by, nor at any time may be asserted against, Constituents or their Constituents, officers, directors, agents, employees, legal representatives, successors or assigns, if any, all such liability, if any, being expressly waived and released by Tenant.

18.2The Landlord named on page 1 of this Lease and any subsequent owners of such Landlord’s interest in the Building, as well as their respective heirs, personal representatives, successors and assigns shall each have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord, but any such Person, whether or not named herein, shall have no liability accruing hereunder after such transferee assumes the obligations of Landlord hereunder and it ceases to hold such interest.

18.3Intentionally deleted.

18.4Landlord shall have the right to assign this Lease upon prior notice to Tenant, but without the necessity of obtaining Tenant’s approval.  Such assignment shall be subject to the terms, covenants and conditions contained herein and shall relieve Landlord of all covenants and obligations arising hereunder thereafter provided Landlord deliver to Tenant an assignment and assumption agreement whereby assignee agrees to assume and be bound by all of the conditions, obligations and agreements of Landlord contained herein.

19.Insurance.

19.1Avoidance of Acts Which Increase Insurance Risk.  Tenant covenants that it will not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Building or the Building or any part thereof shall become void or suspended, or the insurance risk on the Building or the Building or any part thereof shall (in the opinion of any insurer or proposed insurer) be rendered more hazardous than is typical for a first-class office and limited manufacturing building in the location where the Building is located, in any event other than the Permitted Use.  In addition to other remedies available to Landlord, Tenant shall pay, within 30 days after being billed therefor accompanied by reasonable backup documentation, the amount of any increase of premiums for such insurance resulting from any breach of this covenant.

19.2Tenant’s Insurance Coverage.  Tenant covenants that it shall maintain throughout the Term and during any entry upon the Premises before or after the Term, at Tenant’s expense, the following insurance:

(a)Worker’s Compensation.

Coverage	Minimum Amounts and Limits
Worker’s Compensation	Statutory Limits
(if state has no statutory limit, $1,000,000)
Employer’s Liability	$1,000,000 each accident for bodily injury by accident; $1,000,000 each employee for bodily injury by disease

Notwithstanding the foregoing, Tenant shall not be required to maintain Worker’s Compensation coverage until its employees are working in the Premises.  No “alternative forms” of coverage will be permitted for workers’ compensation insurance.

(b)Commercial General Liability.  Combination of Commercial General Liability insurance and Excess (Umbrella) Liability insurance (to be following form over underlying insurance) on an occurrence basis with a combined single limit for bodily injury/property damage of $1,000,000 per occurrence and $2,000,000 in the aggregate.  Contractual liability coverages shall be included in the Commercial General Liability policy to insure liability under any contract whereby Tenant will hold harmless the Landlord’s Indemnified Parties (as defined in Article II.7 of the Work Letter) except for liability arising out of the negligence or willful misconduct of the Person seeking indemnity.  Such policy shall have no deletion of the Separation of Insured’s clause or any exclusion for Cross Liability.  Such policy shall contain (i) an endorsement including the Landlord’s Indemnified Parties as “additional insureds” except for the sole negligence of the additional insured; (ii) a waiver of subrogation endorsement in favor of Landlord’s Indemnified Parties, (iii) a deletion of contractual liability exclusions for Personal Injury and Advertising Injury liability, and (iv) no modification which would make Tenant’s policy excess over or contributory with Landlord’s liability insurance.

(c)Special Form or All Risk Property Insurance.  At all periods during the Term, Tenant shall be required to provide “All-Risk” or equivalent property insurance covering the Tenant’s furniture, fixtures, equipment, leasehold improvements (other than any improvements paid for with the Base Building Allowance), and personal property for the full replacement value of the property.  If the coverage is available and commercially appropriate, such property insurance shall insure against all risks of direct physical loss or damage including the perils of fire (with extended coverage), theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm and boiler/machinery.  The policy shall grant permission for the insured to waive rights of subrogation prior to loss.

(d)Business Interruption Insurance.  At Tenant’s option, Tenant may, at its own cost and expense, procure and maintain business interruption insurance.

(e)Other Tenant Insurance Coverage.  Intentionally Deleted.

19.3General Tenant Insurance Requirements.

(a)All policies will be issued by carriers having ratings of Best’s Insurance Guide A-/XII and/or Standard & Poor Insurance Solvency Review A-, or better, and admitted to engage in the business of insurance in the State of New Jersey.  All policies (other than for worker’s compensation) must be endorsed to be primary and non-contributing with the policies of Landlord being excess, secondary and non-contributing.  No policy will be able to be canceled, non-renewed or materially modified (meaning that Tenant’s insurance coverage no longer complies with the requirements of this Lease) without 30 days prior written notice by the insurance carrier to Landlord, so long as such notice requirement is generally commercially available.  Tenant must immediately notify Landlord in writing if any aggregate limit is reduced below 75% of the limit required by this Lease because of losses paid.  No policy will contain a deductible or self-insured retention in excess of $5,000 without the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed.

(b)Evidence of the insurance coverage required to be maintained by Tenant hereunder, represented by certificates of insurance or evidences of insurance issued by the insurance carrier(s) on customary forms and constituting actual evidence of coverage, must be furnished to Landlord prior to entry upon the Premises and at least 30 days prior to the expiration of current policies.  Such certificates will specify the additional insured status as well as the waivers of subrogation.  Copies of all endorsements required by this Lease must accompany the certificates delivered to Landlord.  Such certificates will state the amounts of all deductibles and self-insured retentions and, to the extent the following requirement is generally commercially available, that Landlord and Landlord’s Indemnified Parties will be notified in writing 30 days prior to cancellation, material change, or non-renewal of insurance.

(c)Tenant may carry any insurance required by this Article 19 under a blanket policy, applicable to the Premises for the risks and in the amounts required pursuant to this Article 19, provided that all requirements of this Article 19 shall be complied with in respect of such policy and that such policy shall provide that the coverage thereunder for the Premises and occurrences in, on or about the Premises shall not be diminished by occurrences elsewhere.

(d)Premiums for all policies of insurance carried by the Landlord with respect to the Building and required by Section 19.4 below shall be Annual Operating Costs.

(e)Tenant shall have the right, upon notice to Landlord, to require Landlord to maintain all property insurance on the Tenant Work that shall become property of Landlord upon the expiration or termination of this Lease.  In such event, (i) the premiums for such insurance shall be included in Annual Operating Costs, and (ii) notwithstanding anything in this Lease to the contrary, Landlord shall be responsible for repairing and restoring all such Tenant Work following a casualty or condemnation in accordance with the terms of this Lease.  Notwithstanding anything herein to the contrary, Landlord shall be responsible for repairing and restoring all items and work paid for by the Base Building Allowance following a casualty or condemnation in accordance with the terms and conditions of this Lease.

19.4Landlord’s Insurance Coverage.  Landlord shall maintain throughout the Term Special Form or All Risks property insurance upon the Building.

(a)“All-Risk” or equivalent property insurance covering the Building up to the full replacement cost thereof, including all fixtures, equipment, machinery and apparatus which constitute a permanent part of such Building and other structures and improvements and all improvements paid for by the Base Building Allowance.  If the coverage is available and commercially appropriate (with commercially appropriate sublimits), such property insurance shall insure against all risks of direct physical loss or damage including without limitation the perils of fire (with extended coverage), and physical loss or damage including theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, boiler/machinery and full certified terrorism and non-certified terrorism with reasonable limits.  Such policy shall also include coverage for debris removal and the enforcement of any legal requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Building as the result of a covered loss.  Such policy shall include, or be endorsed to include, loss of rental income coverage in an amount equal to 100% of the annual rental value of the Building.  Such policy may also include the following coverage extensions:  Service Interruption, Ingress/Egress, Interruption by Civil/Military Authority.

(b)Combination of Commercial General Liability insurance and Excess (Umbrella) Liability insurance (to be a following form over underlying insurance) on an occurrence basis with a combined single limit for bodily injury/property damage of $5,000,000 in the aggregate.

20.Waiver of Subrogation.  Notwithstanding anything herein to the contrary, each party hereto, for itself, its successors, assigns, insurers, subtenants and mortgagees, hereby releases the other party, its officers, directors, trustees, partners, members, shareholders, agents and employees (“Releasees”), to the extent of the releasing party’s coverages under its insurance policies required to be maintained under this Lease (or, to the extent of such greater coverages as may actually be maintained), from any and all liability for any loss or damage which may be inflicted upon the property of such party (including without limitation rental value or business interruption) or injury or death to any person or persons, notwithstanding that such loss or damage shall have arisen out of the negligent or other tortious act or omission of any of the Releasees.

21.Fire or Other Casualty.

21.1Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage.  In case of damage to Common Areas outside of the Building, Landlord shall repair the damage or cause the responsible party under the Master Deed or Master Declaration to repair the damage.  Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord's reasonable control and delays caused by Tenant.

21.2Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment (to be communicated to Tenant within thirty (30) days from the date of the casualty), the repair and restoration work would require more than two hundred seventy (270) days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than twenty-five (25%) percent of the total area of the Building is extensively damaged or if the Common Areas are damaged to the extent that Tenant’s use and occupancy of the Premises are materially adversely affected, or (iii) the casualty occurs in the last year of the Term and Tenant has not exercised a renewal right, either party shall have the right to terminate this Lease (provided that with respect to (ii) Landlord shall only have the right to terminate if it terminates all leases in the Building) and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant's receipt of the notice from Landlord described above.  Such notice is to specify a termination date no less than fifteen (15) days after its transmission.

21.3If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building (excluding any rent insurance proceeds) would be materially insufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord's insurance coverage and Landlord has complied with its insurance obligations hereunder,

Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord's election as aforesaid within thirty (30) days following such casualty, provided that Landlord shall simultaneously terminate all leases in the Building.

21.4In the event Landlord has not commenced restoration of the Premises within one hundred twenty (120) days from the date of casualty, Tenant may terminate this Lease by written notice to Landlord within ten (10) days following the expiration of such one hundred twenty (120) day period (as extended for delays caused by Tenant) unless, within thirty (30) days following receipt of such notice, Landlord shall commence such restoration.  In the event Landlord has not completed restoration of the Premises within three hundred (300) days from the date of casualty, Tenant may terminate this Lease upon thirty (30) days’ prior written notice to Landlord at any time thereafter until such restoration is complete, provided that if Landlord shall complete restoration within such thirty (30) day period, Tenant’s termination shall be deemed rescinded and this Lease shall continue in full force and effect.  Rent shall abate as to those portions of the Premises that are, from time to time, untenantable as a result of such damage.  References to the “Premises” in this Section 21.4 shall include access thereto and parking and other Common Areas.

21.5Intentionally Deleted.

21.6Landlord shall have no duty to repair or restore any personal property, fixtures, equipment or any alterations, additions, improvements or decorations in or to the Premises installed by Tenant, except as expressly provided in this Lease.

22.Indemnification.

22.1Notwithstanding any policy or policies of insurance required of Tenant but subject to Article 20, Tenant, for itself and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless Landlord, the Landlord’s Indemnified Parties and any Holder against and from any and all liability or claims of liability by any Person asserted against or incurred by Landlord in connection with (i) the use, occupancy, conduct, operation or management of the Premises by Tenant or any of its agents, contractors, servants, employees, licensees, suppliers, materialmen or invitees; or (ii) the use of the Common Areas or any portion thereof, the Building or other areas within or abutting the Building by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen or invitees; or (iii) any Tenant Work or other Alteration; or (iv) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees; or (v) any negligent, intentionally tortious or other act or omission by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees; or (vi) any injury to or death of any persons or any damage to any property occurring upon the Premises as a result of subsection (i) above, and from and against all costs, expenses and liabilities incurred in connection with any claim, action, demand, suit at law, in equity or before any administrative tribunal, arising in whole or in part by any reason of any of the foregoing (including, by way of example rather than of limitation, the reasonable fees of attorneys, investigators and experts), all regardless of whether such claim, is asserted before or after the expiration of the Term or any earlier termination of this Lease but excluding any liability or claims to the extent caused by Landlord or any of the Landlord’s Indemnified Parties.

22.2If any such claim, action or proceeding is brought against Landlord and/or any Holder, Tenant shall promptly, if requested by Landlord or such Holder, and at Tenant’s expense, resist or defend such claim, action or proceeding or cause it to be resisted or defended by an insurer.  Unless such claim, action or proceeding is being resisted or defended by an insurer, Landlord shall, at its option, be entitled to participate in the selection of counsel, settlement and all other matters pertaining to such claim, action or proceeding, all of which shall be subject, in any case, to the prior written approval of Landlord.

22.3Notwithstanding any policy or policies of insurance required of Landlord, but subject to the provisions of Article 20, Landlord, for itself and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless Tenant, its employees and agents against and from any and all liability or claims of liability by any Person asserted against or incurred by Tenant in connection with (i) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by Landlord or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees; or (ii) any negligent, intentionally tortious or other act or omission by Landlord or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees, and from and against all costs, expenses and liabilities incurred in connection with any claim, action, demand, suit at law, in equity or before any administrative tribunal, arising in whole or in part by any reason of any of the foregoing (including, by way of example rather than of limitation, the reasonable fees of attorneys, investigators and experts), all regardless of whether such claim, is asserted before or after the expiration of the Term or any earlier termination of this Lease.

23.Condemnation.

23.1If all or a substantial part of the Premises or the whole or a substantial part of the Building is subject to a Taking such that in the reasonable opinion of Landlord the Building is not economically operable as before without substantial alteration or reconstruction and Landlord simultaneously terminates all leases in the Building, this Lease shall automatically terminate on the date that the right to possession shall vest in the condemning authority (the “Taking Date”), with Rent being adjusted to said Taking Date, and Tenant shall have no claim against Landlord or the Taking authority for the value of any unexpired term of this Lease.  Tenant shall have no claim or right against Landlord or the Taking authority to any portion of any amount that may be awarded as damages or paid as a result of any Taking and any rights of Tenant thereto are hereby assigned by Tenant to Landlord; provided, however, Tenant may seek and collect from the condemning authority (not Landlord) awards for moving, removal, business dislocation damages, Tenant Work and other personal property and any other awards.  If the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date on which possession of the Building is required to be surrendered by the condemning authority.  If any part of the Premises or the Common Areas shall be acquired or condemned as aforesaid and such partial taking or condemnation shall, in Tenant’s reasonable opinion, render the Premises unsuitable for Tenant’s business then the term of this Lease shall cease and terminate as of the date of the Premises or Common Areas or portion of either is required to be surrendered to the condemning authority.  If this Lease is not so terminated, then Rent and all other terms hereof shall be adjusted equitably.

24.Holding Over.

24.1Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear, damage by fire or other casualty, condemnation and unperformed obligations of Landlord.  Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance and Landlord shall be entitled to recover from Tenant damages to compensate Landlord for the losses suffered by Landlord as a result of such holding over and compensation for such use and occupancy as set forth below; such damages hereby expressly exclude consequential, punitive or special damages but the parties hereby agree that damages incurred by Landlord due to the loss of a new lease for the Premises with another tenant due to Tenant’s holdover shall not be considered consequential damages).  During any period of occupancy beyond the expiration of the Term the amount of Minimum Rent owed to Landlord by Tenant shall automatically become one hundred and twenty-five percent (125%) of the sum of the Minimum Rent as those sums are at that time calculated under the provisions of the Lease for the last month of the Term.  The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including reasonable attorney's fees, incurred by Landlord as a result of such holdover.

24.2The provision of this Article 24 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or in equity.  Default hereunder shall not be subject to any notice or opportunity to cure.

25.Covenant of Quiet Enjoyment.  Landlord covenants that Tenant, on paying the Rent and all other charges or payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises  subject to the terms, covenants, conditions, provisions and agreements hereof, without hindrance or obstruction by Landlord or anyone claiming by, from or under Landlord.

26.[Intentionally Deleted].

27.No Third Party Beneficiaries.  Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than the signatories hereto and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

28.Default; Landlord’s Remedies.

28.1Tenant Defaults.  If any of the following (each an “Event of Default”) shall occur:

28.1.1Tenant does not pay in full when due any installment of Rent or any other charge or payment due to Landlord hereunder whether or not herein included as Rent and such failure continues for 5 days after written notice from Landlord to Tenant of such failure; provided that with respect to Minimum Rent and Additional Rent, Tenant will be entitled to only 2 notices of such failure during any Lease Year and if, after 2 such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will constitute an Event of Default without further notice by Landlord or additional cure period,

28.1.2Tenant violates or fails to perform or otherwise breaks any covenant, agreement or  condition herein contained or any other obligation of Tenant to Landlord, and such breach or noncompliance continues for a period of 20 days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 20 day period, Tenant does not in good faith commence to cure such breach or noncompliance within such 20 day period or does not diligently complete such cure as soon as possible, but no later than 60 days after such notice from Landlord,

28.1.3Intentionally deleted,

28.1.4Tenant fails to comply with or violates the provisions of Articles 12 or 29 and such failure continues for more than five (5) business days after Tenant’s receipt of written notice of such failure or violation from Landlord,

28.1.5Tenant fails to comply with or violates the provisions of Articles 14, 16, or 24 of this Lease, or

28.1.6Tenant becomes the subject of commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against Tenant seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any substantial part of its property, or seeking the winding‑up or liquidation of its affairs and such involuntary case or petition is not dismissed within 60 days after the filing thereof, or if Tenant commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or of any substantial part of its property, or makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant or its stockholders or Board of Directors or any committee thereof takes any corporate action in furtherance of any of the foregoing, then

28.2Landlord Remedies.  At any time after the occurrence of an Event of Default, the following provisions shall apply and Landlord shall have the rights and remedies set forth in this Lease which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects:

28.2.1If an Event of Default shall have occurred and be continuing beyond any applicable cure period, Landlord shall have the right to terminate this Lease upon ten (10) days prior written notice.  In the event this Lease is terminated, Landlord may reenter the Premises, solely by summary proceedings, remove Tenant and all other persons and property from the Premises and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

28.2.2Without terminating this Lease, Landlord may re-enter and take possession of the Premises solely under and by virtue of the laws of the State of New Jersey.

28.2.3[Intentionally Omitted]

28.2.4If Landlord reenters and takes possession of the Premises pursuant to this Section, without terminating this Lease, and relets the Premises or any part thereof, the net rentals from such letting shall be applied first to the direct, actual, out-of-pocket costs, fees, damages and expenses incurred by Landlord in pursuit of its remedies hereunder, including reasonable attorneys’ fees, in renting the Premises or part thereof to others from time to time (including the cost and expense of making such improvements to the Premises as may be necessary to enable Landlord to re-let same), provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Rent and additional rent) which would have been paid by Tenant had no Event of Default occurred.  The balance, if any, shall be applied by Landlord from time to time on account of the Rent and other payments due from Tenant hereunder, with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without being obligated to await the end of the Term of this Lease for the final determination of Tenant’s account.

28.2.5All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity.  Landlord may elect to seek any combination of or all remedies available to Landlord under this Lease or at law or equity.  All remedies hereinbefore given to Landlord and all rights and remedies given to it at law and in equity shall be cumulative and concurrent.

28.2.6Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord.

28.2.7The acceptance by Landlord of delayed or defective performance shall not constitute a waiver by Landlord of any future breach or of any other covenant, condition, or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of Rent, or additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of any sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

28.2.8Notwithstanding any provision in this Lease to the contrary, Tenant’s right to any rent abatement, discount, allowance, or reduction of rent shall be null and void upon the default of Tenant under this Lease, and in addition to any other remedy which Landlord may be entitled to, seek or obtain, Landlord shall be entitled and Tenant shall pay to Landlord all rent which Tenant would have paid to Landlord, including but not limited to any abated discounted or reduced rent.  This Section 28.2.8 shall only apply to the extent that Landlord does not actually receive the Rent due to it under this Section 28 due to an Event of Default by Tenant.

28.2.9By written notice to Tenant, Landlord shall have the right to accelerate the sum of twelve (12) months’ Minimum Rent, Tax Share and Operating Cost Share at a time, and, at Landlord’s option, the amount of accelerated rent, without further notice or demand for payment, shall be due and payable by Tenant within ten (10) days after Landlord has notified Tenant.

28.3Landlord’s Re-Entry.  If this Lease shall be terminated as provided in Section 28.2, above, Landlord, or its agents or employees, may re-enter the Premises at any time and remove therefrom Tenant, Tenant's agents, and any subtenants, licensees, concessionaires or invitees, together with any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise. In the event of such termination, Landlord may repossess and enjoy the Premises. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements, or proceedings in forcible entry and detainer. Tenant waives any rights to the service of any notice of Landlord's intention to re-enter provided for by any present or future law. Landlord shall not be liable in any way in connection with any action it takes pursuant to the foregoing. Notwithstanding any such re-entry, repossession, dispossession or removal, Tenant's monetary obligations under all of the provisions of this Lease shall continue as and to the extent set forth in this Lease.

28.4Landlord’s Additional Remedies.

(a)In case of re-entry or repossession of the Premises (but not termination of this Lease), Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for (“Current Damages”): (i) the Minimum Rent, Additional Rent, and all other charges provided for herein until the date this Lease would have expired had such re-entry or repossession not occurred; and all expenses which Landlord may have incurred in re-entering the Premises, repossessing the same; making good any Event of Default of Tenant; painting, altering or dividing the Premises; combining or placing the same in proper repair; protecting and preserving the same by placing therein watchmen and caretakers; reletting the same (including reasonable attorney's fees and disbursements, Marshall’s fees, brokerage fees, in so doing); and any expenses which Landlord may incur during the occupancy of any new tenant; less (ii) the proceeds of any reletting.  Tenant agrees to pay to Landlord the difference between items (i) and (ii) hereinabove with respect to each month, at the end of such month.  Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month.  In addition to the foregoing, Tenant shall pay to Landlord such sums as the court may adjudge reasonable as attorney's fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions hereof.

(b)Landlord may relet the whole or any part of said Premises for the whole of the unexpired period of this Lease, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as it may in its sole and absolute discretion deem advisable (all of which, without limitation, Tenant shall be liable for pursuant to Section 28.4(a)(i)) and may collect and receive the rents therefor.

(c)LANDLORD SHALL USE COMMERCIALLY REASONABLE EFFORTS TO MITIGATE ANY DAMAGES LANDLORD MAY SUFFER AS A RESULT OF ANY DEFAULT BY TENANT UNDER THIS LEASE.

(d)In the event Landlord terminates this Lease due to an Event of Default, Tenant shall pay to Landlord, on demand (the “Demand”), as liquidated and agreed "Final Damages" (and not as a penalty) for Tenant's Event of Default and in lieu of all Current Damages, an amount equal to the present cash value (using an annual discount rate of 8%) on the date of Demand of the Minimum Rent and Additional Rent which would have been payable from the date of Demand for what would have been the unexpired Term if it had not been terminated, plus the Minimum Rent and Additional Rent due through the earlier of the date of termination or repossession, less the fair market value of the Premises for the balance of the unexpired Term.

If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the Final Damages to an amount less than that provided for herein, Landlord is entitled to the maximum amount allowable under the statute or rule of law.

28.5Waiver of Right of Redemption.  Tenant hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

28.6Landlord’s Right to Perform for Account of Tenant.  If an Event of Default shall occur hereunder, Landlord may, at any time, cure said Event of Default for the account and at the expense of Tenant.  Tenant shall pay, on demand, to Landlord, with interest at the maximum legal rate, if any, otherwise at a rate of the sum of the Prime Rate (as advertised in the Wall Street Journal of NY) plus 300 basis points (3%) per year, the amount so paid, expended, or incurred by the Landlord and any expense of Landlord including reasonable attorney's fees incurred in connection with such Event of Default; and all of the same shall be deemed to be Additional Rent.

28.7Additional Remedies, Waivers, etc.:  With respect to the rights and remedies of and waivers by Landlord:

(i)The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law or equity.  All such rights and remedies shall be cumulative and not exclusive of each other.  Landlord may exercise such rights and remedies at such times, in such order, to such extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy proceeds, concurs with or succeeds the exercise of another.

(ii)A single or partial exercise of a right or remedy shall not preclude (1) a further exercise thereof, or (2) the exercise of another right or remedy, from time to time.

(iii)No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to an Event of Default.

(iv)No waiver of an Event of Default shall extend to or affect any other Event of Default or impair any right or remedy with respect thereto.

(v)No action or inaction by Landlord shall constitute a waiver of an Event of Default.

(vi)No waiver of an Event of Default shall be effective unless it is in writing and signed by Landlord.

28.8Distraint:  Intentionally Deleted.

28.9Acceptance of Payments by Landlord.  Landlord shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord according to Landlord’s sole discretion and regardless of the instructions of Tenant as to application of any such sum, whether such instructions be endorsed upon Tenant’s check or otherwise, unless otherwise agreed by the parties in writing.  The acceptance by Landlord of a check or checks drawn by other than Tenant shall not in any way affect Tenant’s liability hereunder (except to reduce same by the amount of such check or checks), nor shall such acceptance be deemed an approval of any subletting or assignment of this Lease by Tenant.

28.10Landlord Default.  In the event that Landlord fails to perform its obligations under this Lease, Tenant may give Landlord written notice of such failure setting forth in reasonable detail the nature and extent of such failure and if Landlord does not complete such cure within thirty (30) days after receipt of Tenant’s notice (or if such cure is not capable of being cured within such 30 day period, if Landlord does not commence to cure within such 30-day period or if Landlord thereafter fails to continuously and diligently pursue such cure to completion), Tenant may commence to cure Landlord’s failure (including without limitation Landlord’s failure to pay any amount due under this Lease), in which event Landlord shall reimburse Tenant within thirty (30) days after receipt of Tenant’s reasonably itemized bill in the amount of all reasonable out-of-pocket costs and expenses incurred by Tenant in so curing said failure, which bill shall be accompanied by reasonable proof that Tenant has paid the sums sought to be reimbursed; failing which Tenant shall have the right to setoff any outstanding amounts against Rent due hereunder.  Notwithstanding the foregoing, in the event that Tenant’s cure of any such failure by Landlord is reasonably necessary to protect the Premises or to prevent injury or damage to persons or property, Tenant may proceed to cure prior to the expiration of such 30-day period upon giving two (2) days prior written notice to Landlord.  With respect to any such cure by Tenant, the extent of the work performed by Tenant in curing such default shall not exceed the work that is reasonably necessary to effectuate such remedy and the cost of such work shall be reasonably prudent and economical under the circumstances.

29.Subordination.

29.1This Lease is and shall be subject and subordinate at all times to the lien of any mortgage, deed of trust and/or other encumbrance now existing or hereafter placed by Landlord upon the Building and all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a “Mortgage” and the holder thereof, a “Holder”), provided that Landlord delivers a subordination, non-disturbance and attornment agreement in commercially reasonable form (each, “SNDA”) (i) on or prior to the date hereof with respect to each Mortgage from each Holder in the form of Exhibit “F” attached hereto, and (ii) on or prior to the date on which any future Mortgage affects the Building or Unit B with respect to each future Mortgage from each Holder thereof.  Tenant shall have the right to record each SNDA.

29.2Anything contained in the foregoing provisions of this Article 29 to the contrary notwithstanding, any such Holder may at any time subordinate, in whole or in part, its Mortgage to the operation and effect of this Lease, without the necessity of obtaining Tenant’s consent thereto, by giving notice of the same in writing to Tenant, and thereupon this Lease shall be deemed to be prior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event, such Holder shall have the same rights with respect to this Lease as though this Lease were executed, delivered and recorded prior to the execution and delivery of such Mortgage.

29.3If Landlord is or becomes a tenant leasing the Building or the land upon which it stands, then Tenant agrees that Tenant’s possession shall be that of a subtenant and subordinate to the interest of Landlord’s lessor, its heirs, personal representatives, successors and assigns (such lessor and other persons being hereinafter collectively referred to as an “Overlessor”), provided that Landlord delivers an SNDA from each Overlessor before any such lease affects the Building or such land.  Landlord hereby represents and warrants that it is the fee simple owner of Unit B and the Building as of the date hereof.  So long as Landlord has complied with its obligation to deliver an SNDA, Tenant shall execute, acknowledge and deliver, upon demand by Landlord or any Overlessor, such further commercially reasonable instruments evidencing such subordination of Tenant’s right, title and interest under this Lease to the interests of an Overlessor, and if applicable such further commercially reasonable instruments of attornment, as shall be reasonably requested by such Overlessor.

29.4Intentionally deleted.

29.5Intentionally deleted.

30.Legal Proceedings.

30.1Expenses of Enforcement.  Tenant shall pay upon demand all Landlord’s costs, charges and expenses, including the reasonable fees and out‑of‑pocket expenses of counsel, agents and others retained by Landlord, incurred by Landlord in any litigation in which Tenant causes Landlord, without Landlord’s fault, to become a party thereto.

30.2Prevailing Party Fees.  If during the Term, either party incurs any reasonable expenses, including, but not limited to, attorneys’ fees, relating to enforcing the provisions of this Lease or pursuing any default hereunder, provided that party prevails in a legal action or proceeding against the other party, then the losing party agrees to reimburse the prevailing party for all such expenses.  Notwithstanding any provision in this Lease to the contrary, the term “Attorney’s Fees” wherever used in this Lease shall mean only the reasonable charges for services actually performed and rendered by independent, outside legal counsel.

30.3LANDLORD AND TENANT HEREBY ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LEASE WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, EACH PARTY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY RIGHT EACH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LEASE OR ITS NEGOTIATIONS OR RELATIONSHIP OF ONE PARTY WITH THE OTHER.  TENANT AND LANDLORD HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF EITHER PARTY (INCLUDING ITS COUNSEL) HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL.  LANDLORD AND TENANT ACKNOWLEDGE THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THE LEASE WITH THE OTHER BY INTER ALIA, THE PROVISIONS OF THIS

PARAGRAPH.  EACH PARTY FURTHER CERTIFIES THAT IT HAS BEEN REPRESENTED BY (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  EACH PARTY FURTHER CERTIFIES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER.

30.4LANDLORD AND TENANT EACH HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW JERSEY; PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT LANDLORD FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST TENANT INDIVIDUALLY, OR AGAINST ANY PROPERTY OF TENANT WITHIN ANY OTHER STATE OR NATION TO ENFORCE ANY AWARD OR JUDGMENT OBTAINED IN THE VENUE PROVIDED ABOVE.  LANDLORD AND TENANT EACH WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED HEREIN, PURSUANT TO THE PROVISIONS HEREOF.

31.Interpretation.

31.1Gender; Plural Terms; Persons.  The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural numbers.  A reference to person shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity.  All references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

31.2Exhibits.  Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part of this Lease.

31.3Captions.  The captions of articles, sections, subsections and the Table of Contents are for convenience only; they are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Lease and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

31.4Survival.  The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue pursuant to the express terms hereof after the expiration or early termination of this Lease.

32.Severability.  If any provision contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (and the application of such provision to persons or circumstances, if any, other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

33.Notices.  All notices required to be given by Landlord to Tenant shall be sufficiently given by sending by courier service delivery against written receipt or signed proof of delivery, or mailing the same by registered or certified mail, return receipt requested, to Tenant’s Address or to such other or additional persons and addresses as Tenant may from time to time designate in writing, provided that a copy of any such notice shall be sent via electronic mail to the recipients included in Tenant’s Address on the date that such notice is deposited with the carrier.  Notices given by Tenant to Landlord must be given by registered or certified mail, return receipt requested, overnight express delivery service or by courier service delivery against written receipt or signed proof of delivery, to Landlord at Landlord’s Address or to such other or additional persons and addresses as Landlord may from time to time designate in writing.

34.No Representation by Landlord.  Landlord and Landlord’s agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written, other than as herein set forth, with respect to the Lease, Building or Premises, or otherwise.

35.Whole Agreement; Amendments.  This Lease and the exhibits attached hereto set forth all of the promises, agreements, conditions, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold.  No alteration, amendment, modification, waiver, understanding or addition to this Lease shall be binding upon either party unless reduced to writing and signed by such party or by a duly authorized agent of such party empowered by a written authority signed by such party.

36.Security Deposit; Financial Information; Landlord’s Lien.

36.1Tenant, within five (5) business days following the full execution and delivery of this Lease, shall deposit with Landlord the Security Deposit set forth in Section 1.12 hereof, which sum shall be retained by Landlord, without interest and not in trust or in a separate account, as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder to Landlord and the performance of the covenants and obligations contained herein.  If at any time Tenant shall be in default under any of the provisions of this Lease, Landlord shall be entitled, at its sole discretion, to apply the Security Deposit to payment of (i) any Rent or other charge for the payment of which Tenant shall be in default, (ii) any expense incurred by Landlord in curing any default of Tenant, and/or (iii) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default, which Landlord has the right to recover pursuant to this Lease.  If any portion of the Security Deposit is used, applied or retained by Landlord for any purpose set forth above, Tenant shall, within 10 days after demand therefor is made by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Any portion of such Security Deposit which shall not be utilized for any such purpose shall be returned to Tenant within thirty (30) days following the expiration or earlier termination of this Lease and proper surrender of the Premises to Landlord.  The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

36.2Tenant, within 10 business days after request but not more than twice per Lease Year (unless an Event of Default remains uncured), shall provide Landlord with a current financial statement of Tenant in the form kept in the ordinary course of Tenant’s business.  Landlord may provide such information to others if Landlord is requested to produce the information in connection with a proposed financing or sale of the Building so long as any such recipient first enters into a commercially reasonable confidentiality agreement with Tenant.  Otherwise, upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.  Notwithstanding the foregoing, so long as Tenant or its parent company is publicly traded, Tenant shall not be obligated to provide any financial information to Landlord.

36.3Landlord waives all statutory and contractual liens or any other so-called “landlord’s lien” which it may be entitled to assert against any of Tenant’s property as security for the payment of Rent or the performance of any other obligation of Tenant hereunder.  From time to time during the Term, within fifteen (15) days following written request from Tenant, Landlord shall deliver to any equipment lessor providing leased equipment to the Premises or to any purchase money or commercial lender providing financing secured by Tenant’s equipment, trade fixtures, personal property or other improvements within the Premises which are permitted to be removed at the end of the Term, a waiver in commercially reasonable form reasonably acceptable to Landlord, duly executed and acknowledged by Landlord, respecting any statutory or common law lien or security interests which Landlord may possess respecting Tenant’s equipment, trade fixtures and improvements to the Premises permitted to be removed by Tenant as aforesaid.

37.Real Estate Broker.  Tenant represents and warrants to Landlord that Tenant has dealt with no broker, agent or other intermediary in connection with this Lease other than Landlord’s Leasing Agent and Tenant’s Leasing Agent identified in Section 1.11, if any, and that insofar as Tenant knows, no other broker, agent or other intermediary negotiated this Lease or introduced Tenant to Landlord or brought the Building to Tenant’s attention for the lease of space therein.  Tenant agrees to indemnify, defend and hold Landlord and its partners, employees, agents, their officers and partners, harmless from and against any claims made by any broker, agent or other intermediary other than Landlord’s Leasing Agent and Tenant’s Leasing Agent identified in Section 1.11, with respect to a claim for broker’s commission or fee or similar compensation due to Tenant’s breach of the foregoing representation and warranty.  Landlord represents and warrants to Tenant that Landlord has dealt with no broker, agent or other intermediary in connection with this Lease other than Landlord’s Leasing Agent and Tenant’s Leasing Agent identified in Section 1.11, if any, and that insofar as Landlord knows, no other broker, agent or other intermediary negotiated this Lease or introduced Landlord to Tenant or brought the Building to Tenant’s attention for the lease of space therein.  Landlord agrees to indemnify, defend and hold Tenant and its partners, employees, agents, their officers and partners, harmless from and against any claims made by any broker, agent or other intermediary other than Landlord’s Leasing Agent and Tenant’s Leasing Agent identified in Section 1.11, with respect to a claim for broker’s commission or fee or similar compensation due to Landlord’s breach of the foregoing representation and warranty.  In addition, Landlord shall pay and all commissions due with respect to this Lease to Landlord’s Leasing Agent and Tenant’s Leasing Agent in accordance with one or more separate agreements.

38.Inability to Perform.  If either party is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any cause whatsoever beyond such party’s control, including weather related issues, the period of such delay or prevention shall be deemed added to the time herein provided for the performance of any such obligation by such party.

39.Landlord/Tenant Warranty.  Tenant covenants, warrants and represents that:  (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is or shall be qualified to do business in the State of New Jersey at the time it commences conduct of its business in the Premises.  If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities.  Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.  Landlord covenants, warrants and represents that:  (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the State of New Jersey.  If there is more than one Landlord, or if Landlord is comprised of more than one party or entity, the obligations imposed upon Landlord shall be joint and several obligations of all the parties and entities.  Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

40.Recordation; Confidentiality.  Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord, and any such attempted recordation shall be void and of no force or effect and shall constitute an Event of Default hereunder.  Landlord shall not make any public disclosure or press release regarding the transaction contemplated by this Lease without the prior written consent of Tenant, not to be unreasonably withheld, conditioned or delayed.  No approval or consent shall be required for any disclosure required by law or any disclosure in any dispute between the parties.  Notwithstanding the foregoing, if Landlord and Tenant mutually agree, Landlord shall execute and deliver the Memorandum of Lease substantially in the form attached hereto as Exhibit “G” and Tenant shall be permitted to record same.

41.Time; Force Majeure.  Time is of the essence of this Lease and all of its provisions.  If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, respective governmental laws or regulations or other causes without fault and beyond the control of the party obligated (financial inability excepted) (“Force Majeure”), performance of such acts shall be excused for the period of the delay and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay.

42.Applicable Law.  This Lease shall in all respects be governed by the laws of the State of New Jersey.

43.Certain Defined Terms.  As used in this Lease, the following terms have the meaning as set forth below, respectively:

Additional Rent:  All sums of money or charges required to be paid by Tenant under this Lease other than Minimum Rent, whether or not such sums or charges are designated as rent or “Additional Rent.”

Common Areas:  The portions of the Building and land that are not leasable to tenants and are intended for the common use and benefit of the Building’s tenants, including without limitation areas for use pursuant to the Master Deed and/or Master Declaration.  Tenant shall have the right to use 3.3 parking spaces in the parking areas adjacent to the Building for every 1,000 rentable square feet of the Premises (being 113 parking spaces upon the date hereof).

Excess Rent:  A sum equal to the amount by which the rent or other consideration paid to Tenant by any subtenant or assignee exceeds the Rent for such space then being paid by Tenant to Landlord for the applicable time period pursuant to the provisions of this Lease (or the pro rata portion thereof in the case of a subletting), less Tenant’s transaction costs incurred in connection with such assignment or sublease, including without limitation Tenant’s costs of improvement made or paid for by Tenant to satisfy the needs of the subtenant or assignee, concessions to such assignee or subtenant, legal fees, leasing commissions and similar costs reasonably incurred by Tenant in connection with such subletting or assignment.

GAAP:  Generally accepted accounting principles, consistently applied.

Holder:  The holder of a Mortgage on the Building.

Holidays:  The days observed as holidays by the United States Government, the State of New Jersey or the Township.

Laws:  All present or future statutes, ordinances, rules, regulations, requirements, codes and resolutions of any and all federal, state and local governmental authority or agency, department or subdivision thereof having jurisdiction over the matter in question.

Lease Interest Rate:  The lesser of (A) the Prime Rate in effect from time to time plus 3%, or (B) the maximum amount or rate that Landlord lawfully may charge Tenant in such circumstances, if such a maximum exists.

Ordinary Business Hours:  Twenty-Four (24) hours per day, seven (7) days per week.

Person:  A natural person or legal entity.

Prevailing Party:  A party who, upon any final (unappealed and unappealable) award or judgment, decree or order in any arbitration or judicial proceeding (including without limitation any appeal) shall have established the substance of its claim or defense and who shall have been awarded substantially the relief sought by such party on account of its claim or defense.  Any dispute concerning the identity of the “Prevailing Party” or the amount of the obligation of the non-Prevailing Party to the Prevailing Party shall be determined (after entry of a final (unappealed and unappealable) award or judgment) by the arbitrators in any proceeding determined by arbitration, or by the trial court in any proceeding determined by judicial judgment, decree or order.

Prime Rate:  The reference rate of interest as published daily under the heading “Money Rates” in The Wall Street Journal or alternative publication mutually acceptable to Landlord and Tenant if such rate is no longer published in The Wall Street Journal.

Real Estate Taxes:  shall mean real estate taxes and assessments, special or otherwise, levied upon or with respect to the Property or the Building, imposed by Federal, State or local governments and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Building for the operation thereof and owned by Landlord.  If any excise or gross receipts tax or charge shall be substituted in whole or in part for the current ad valorem Real Estate Taxes now or hereafter imposed upon the Property or Building due to a change in the method of taxation or assessment, such excise or gross receipts tax or charge shall be deemed included as Taxes.  Except as otherwise set forth in the previous sentence, Real Estate Taxes shall not include the following taxes and charges: excise, income, profits, estates, inheritance, succession, gift, transfer, franchise, capital, other tax assessments on Landlord or on the rent, gross receipts taxes, and interest and penalties.

Rent:Rent shall include Minimum Rent and Additional Rent.

Standards:  An “A” class office and light manufacturing building in the Township.

Taking:  A taking or condemnation under (i) any statute or by any other right of eminent domain by any competent authority or a sale in lieu of such taking or condemnation, or (ii) as used with respect to the Premises, any law, ordinance, order or other legal action, that precludes use and occupancy of the Premises or any portion thereof for general office uses or manufacturing use.

Tenant:  Each and every Person hereinabove named as Tenant on page 1 of this Lease and such Persons’ respective heirs, personal representatives, successors and assigns.

44.Delivery for Examination; Counterpart Execution.

44.1Delivery of this Lease to Tenant or Landlord shall not bind the delivering party in any manner, and no lease or obligations of the delivering party shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

44.2This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  If executed in multiple counterparts, this Lease shall become binding when two or more counterparts hereto, individually or taken together, bear the signatures of all of the parties reflected hereon as the signatories.

45.Signage. (a) Tenant shall have the right, at its sole cost and expense and subject to Landlord’s approval,  to place their standard signage on the Premises entry door and (b) Tenant shall be entitled to place building standard signage on the exterior of the Building and within the existing exterior monument (the small monument on Campus Drive, not the larger monument for University Square), the size and location of such monument signage shall be similar to the other signs currently located on such monument, and all such signage shall be subject to all Requirements and shall be subject to the Master Deed and the Master Declaration and Landlord’s reasonable approval of the design of same.

46.Renewal.

(a)Provided no Event of Default is existing at the time of exercise nor at the commencement of the applicable Renewal Term, and Tenant is fully occupying the Premises and the Lease is in full force and effect, Tenant shall have the right to renew this Lease (the “Renewal Option”) for two (2) terms of five (5) years each beyond the end of the initial Term or subsequent Renewal Term (each, a “Renewal Term”).  Tenant shall furnish written notice (the “Renewal Notice”) of intent to renew nine (9) months prior to the expiration of the initial Term or applicable Renewal Term, failing which, such renewal right shall be deemed waived; time being of the essence.  The terms and conditions of this Lease during each Renewal Term shall remain unchanged except that the Minimum Rent for the Renewal Term shall be equal to ninety-five percent (95%) of the then current Fair Market Value (as defined below).

(b)Promptly after Landlord’s receipt of the Renewal Notice, Landlord and Tenant shall negotiate in good faith to determine Fair Market Value for the applicable Renewal Term.  In the event Landlord and Tenant cannot mutually agree to the Fair Market Value within thirty (30) days after Landlord’s receipt of the Renewal Notice, then the parties shall determine Fair Market Value in accordance with the procedure set forth in Section 46(c) below.

(c)In the event Landlord and Tenant cannot mutually agree on the Fair Market Value within thirty (30) days after Landlord’s receipt of Tenant’s Renewal Notice, Tenant may either (i) revoke by written notice to Landlord Tenant’s Renewal Notice or (ii) require by written notice to Landlord that the determination of Fair Market Value to be made by a certified Member of the Appraisal Institute (the “Determination Notice”).  Such appraiser shall be mutually agreed to by Landlord and Tenant within fifteen (15) days following Landlord’s receipt of the Determination Notice.  If Landlord and Tenant cannot agree on an appraiser, either may apply to the Superior Court of Mercer County for the appointment of such an appraiser.  Such appointed appraiser must be a person who has not previously acted in any capacity for either Landlord or Tenant and has a minimum of ten (10) years’ full-time commercial appraisal experience of office space rent in the Princeton, NJ area.  Within thirty (30) days of appointment, Landlord and Tenant shall submit sealed Fair Market Value requested valuations, which the appraiser shall then simultaneously reveal to Landlord and Tenant.  The appraiser will, within forty-five (45) days of appointment, review both the Landlord’s and Tenant’s requested valuations and such other information as the appraiser deems necessary, and will decide which of the two is closer to the actual Fair Market Value.  The appraiser will not establish the appraiser’s own Fair Market Value; instead, the appraiser must select either the Landlord’s or Tenant’s valuation and will immediately notify the parties of the selection.  The Fair Market Value requested by Landlord or Tenant, and selected as the one closer to the actual Fair Market Value by the appraiser, will be the Fair Market Value used for the purposes of this Section.

(d)For purposes of determining the Fair Market Value, the “Fair Market Value” means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rents (including initial Minimum Rent and rental increases as well as the base year for Real Estate Taxes and Annual Operating Costs and free rent and tenant improvement costs and allowances) for the Renewal Term, as of the commencement of the Renewal Term, taking into consideration the uses permitted under the Lease, the quality, size, design and location of the Premises, and the rent for comparable first-class space located in the Township and surrounding areas.  The Fair Market Value shall be based on a per square foot basis.

47.Tenant Required Provisions.

(a)Anti-Corruption Compliance.  In carrying out its responsibilities under this Lease, neither Landlord nor any employee, contractor, or agent of Landlord shall, directly or indirectly (a) take any action which would cause it or the Tenant to be in violation of the U.S. Foreign Corrupt Practices Act of 1977 as amended, the U.S. Travel Act, the U.S. Domestic Bribery Statute, Article 435-1 et seq. of the French Criminal Code concerning international corruption and Articles 432-11 et seq., 433-1 et seq., and Article 445-1 et seq. of the French Criminal Code concerning domestic corruption, the UK Bribery Act 2010, or any other applicable anti-corruption or anti-bribery law; (b) make, offer, or authorize any unlawful payments of money or anything of value to any person, including any official, director, officer, employee, agent, or representative of any government or government-owned or -affiliated entity (including health care professionals or researchers who work for public hospitals, universities, or research institutions); or (c) use any of the Tenant’s funds for unlawful contributions, gifts, entertainment or other unlawful expenses. Notwithstanding any other provision of this Lease, the Tenant may immediately suspend this Lease in the event it should receive information which it determines in good faith to be evidence of a breach by the Landlord of this Section 47. In the event of receipt of such evidence and/or such suspension, Tenant shall consult with Landlord and may thereafter immediately terminate this Lease if Tenant, acting in good faith, is reasonably satisfied that such a breach has occurred.  In the event of such termination, Tenant shall have no liability to Landlord under this Lease for any fees, reimbursements, or other compensation or for any other loss, cost, claim, or damage resulting, directly or indirectly, to Landlord from such termination.

(b)Listed Company.  As the French parent company of the Tenant, ERYTECH Pharma S.A. is a publicly listed company, part of Tenant’s confidential information disclosed herein may be considered inside information pursuant to Article 7 of Regulation (EU) No 596/2014 of the European Parliament and the Council of 16 April 2014 on market abuse (the “Market Abuse Regulation”) and US laws. Therefore, Landlord is informed that it may appear on ERYTECH Pharma S.A.’s insiders list. Pursuant to the Personal Data Act of January 6th, 1978 (Loi Informatique et Libertés) as amended, Landlord’s personal data could be used only to establish, update, use, and communicate the ERYTECH Pharma S.A.’s insiders list to the competent national authority.  Landlord will have free access to the information listed and has the right to modify such information (legal@erytech.com or at the ERYTECH Pharma S.A.’s headquarters).  It is reminded that the Market Abuse Regulation and the French monetary and financial Code specify criminal penalties for offenses relating to market abuse which a maximum sanction of up to five years imprisonment and a 100 million euros fine, that amount may be increased up to ten times the amount of the proceeds derived from the infringement, without being less than the amount of the proceeds.  Landlord represents and warrants to ERYTECH Pharma S.A. that it recognizes the legal and regulatory obligations related to the insider status as well as the penalties for insider trading and illegal disclosure of inside information.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their duly authorized officers or representatives as of the day and year first above written.

LANDLORD:  104 CAMPUS DRIVE LLC

By:	/s/ Abe Leser
Name:	Abe Leser
Title:	Managing Member

TENANT:  ERYTECH PHARMA, INC.

By:	/s/ Gil Beyen
Name:	Gil Beyen
Title:	Chief Executive Officer

EXHIBIT A

PLAN OF PREMISES

EXHIBIT A-1

SITE PLAN

EXHIBIT A-2

UNIVERSITY SQUARE PROPERTY

EXHIBIT B

WORK LETTER

This Exhibit “B” is attached to and made a part of that certain Lease between 104 Campus Drive LLC, a New Jersey limited liability company, as Landlord, and Erytech Pharma, Inc., a Delaware corporation, as Tenant (the “Lease”).  The provisions of this Exhibit B shall prevail over any inconsistent or conflicting provision of the Lease.  Any capitalized words not defined herein shall have the meanings ascribed to them within the Lease.

I.LANDLORDS WORK

I.1.  NO WORK OR ALTERATIONS.  Subject to Section 4.1 of the Lease, Landlord shall not be required to furnish any alterations or leasehold improvements to the Premises, the Building or the Property in connection with entering into this Lease or preparing the Premises for Tenant’s use and occupancy.

II.TENANT WORK

II.1.Description of Improvements by Tenant.

(a)Tenant, at Tenant’s sole cost and expense shall furnish and supply and be solely responsible for all of the work, labor and materials necessary for the construction of tenant improvements and the installation of fixtures, equipment and cabling in, on and about the Premises required by Tenant for its occupancy and use of the Premises (collectively, the "Tenant Work").  Landlord and Tenant hereby acknowledge and agree that the Tenant Work may include the installation of a concrete slab outside the Building to accommodate Tenant’s equipment (in the location circled on the Site Plan) and also loading area improvements and Landlord shall reasonably cooperate in Tenant’s efforts to obtain any and all approvals and permits required for any such improvements.  Landlord shall obtain any approvals required under the Master Documents for any exterior improvements or modifications to the Building as part of the Tenant Work.

(b)Prior to commencing the Tenant Work, Tenant shall cause Tenant’s architect to prepare and submit to Landlord design specifications and architectural, structural, electrical and mechanical drawings for the Tenant Work and permitable construction drawings for the Tenant Work (collectively, “Tenant Work Plans and Specifications”).

(c)Promptly upon receipt of the Tenant Work Plans and Specifications, Landlord shall forward the same to its representatives for their review.  Landlord will advise Tenant of its approval or disapproval of such Tenant Work Plans and Specifications, in writing, within three (3) business days after receipt of the same.

(d)Landlord shall have general approval rights to all aspects of Tenant’s Work Plans and Specifications, including those that negatively impact on the exterior appearance of the Building, the Building mechanical systems or impact the Building in a structural or engineering manner, but not as to the internal aesthetic elements within the Premises. Any disapproval by Landlord of all or any portion of the Tenant Work Plans and Specifications shall be in writing and shall contain adequate detail to enable Tenant to understand the nature and reasons of the basis for disapproval (a “Disapproval Notice”).  Landlord’s approval of the Tenant Work Plans and Specifications shall not be unreasonably withheld, conditioned or delayed.

(e)In the event Landlord properly disapproves the Tenant Work Plans and Specifications or any portion thereof, Tenant shall, within ten (10) business days after receipt of Landlord’s Disapproval Notice or within such longer period as may be reasonably required if Landlord’s disapproval requires any major change in the Tenant Work Plans and Specifications, revise the rejected portion of the Tenant Work Plans and Specifications and resubmit such revised Tenant Work Plans and Specifications to Landlord in accordance with the terms of this Section II.1.  Thereafter, Landlord shall approve or disapprove of such revised Tenant Work Plans and Specifications also in accordance with the terms of this Section II.1 and Landlord shall approve or disapprove of the revised Tenant Work Plans and Specifications within three (3) business days of Tenant’s submission of the same by, if disapproved, providing an additional Landlord's Disapproval Notice.  Notwithstanding anything to the contrary contained herein, Landlord shall be obligated to approve the revised Tenant Work Plans and Specifications if the same have been revised in accordance Landlord’s Disapproval Notice, unless and to the extent any aspects of that portion of the Tenant Work Plans and Specifications so revised will still cause the negative impacts referred to in subsection (d) above.

(f)Failure by Landlord to respond (i) with respect to the Tenant’s initial submissions of its Tenant Work Plans and Specifications, within three (3) business days of submission, or (ii) with respect to any other Tenant Work Plans and Specifications submission by Tenant to Landlord in accordance with the terms of this Section II.1 (including, without limitation, revised Tenant Work Plans and Specifications or subsequent changes to the Tenant’s Final Plans (as defined below)), within ten (10) business days of submission, shall constitute a waiver of any objections and shall evidence acceptance of the proposed work shown therein.

(g)Such approved Tenant Work Plans and Specifications are referred to as “Tenant’s Final Plans”).  Landlord may deduct its reasonable out of pocket expenses of reviewing the Tenant Work Plans and Specifications, not to exceed Two Thousand Dollars ($2,000.00) from the Improvement Allowance upon notice to Tenant accompanied by reasonable backup documentation; Tenant shall not be obligated to pay any other review, oversight or management fees or expenses to Landlord in connection with the Tenant Work or any Alteration.

II.2.BUILDING SYSTEMS.   Landlord’s review of the Tenant’s Final Plans shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters.  Accordingly, notwithstanding that any such drawings or specifications are reviewed by Landlord or its space planner, architect, engineers, and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in said drawings or specifications, and Tenant’s waiver and indemnity set forth in Section 22 of the Lease shall specifically apply to said drawings and specifications.

II.3.APPROVALS.  Tenant shall be responsible for obtaining all governmental approvals, permits and/or licenses with respect to any of the Tenant Work (collectively the “Tenant Work Approvals”) and thereafter obtain the final certificate of occupancy issued by the Township to allow Tenant to operate for its Permitted Use.  Landlord shall reasonably cooperate, at no material cost to Landlord, with Tenant’s efforts to obtain the Tenant Work Approvals and any certificate of occupancy.

II.4.Tenant’s Selection of Contractors.

(a)A general contractor shall be retained by Tenant to construct the Tenant Work.  Such general contractor ("Contractor") shall be selected by Tenant provided that Tenant select a reputable, qualified general contractor subject to Landlord’s approval (which approval Landlord agrees not to unreasonably withhold, condition or delay).  Should Landlord fail to approve or deny the Tenant’s selected Contractor within three (3) business days of notice, such Contractor shall be deemed approved by Landlord.

(b)Intentionally Deleted.

II.5.Tenant’s Request for Changes in Tenant Work.  If Tenant shall request a material change to the Tenant’s Final Plans, then Tenant shall prepare and submit to Landlord for approval modified plans describing in detail the requirements of construction of the proposed change in the Tenant’s Final Plans.  Material changes in the Tenant’s Final Plans shall include (i) intentionally deleted, (ii) any change that affects the Building structure, Building systems, or mechanical, life safety, electrical, plumbing and HVAC equipment for the Premises, and (iii) any change that is visible from outside the Premises.  The process of finalizing and approving such modified plans for changes shall be in the same manner as set forth in Section II.1 above, and Landlord’s review period shall be three (3) business days.

II.6.General Conditions.

(a)Tenant shall cause Tenant Work to commence promptly in accordance with the terms of the Lease and shall diligently pursue Tenant Work to final completion.

(b)Intentionally deleted.

(c) Any delay in the construction of the Tenant Work caused by Tenant shall not, in any event, delay the Rent Commencement Date, which shall occur on the date as set forth in the Lease except as otherwise expressly set forth herein.

(d)In performing Tenant Work, Tenant shall pay, or cause the Contractor to pay, prevailing wages, retain only those contractors and subcontractors who will work together with others then working in the Building, without causing any labor dispute with each other, and Tenant shall require its contractors and subcontractors to employ only such labor as will work in harmony and without causing any labor disputes of any kind, including with each other, with Landlord's employees, contractors and subcontractors and with the employees, contractors and subcontractors of all others working in or upon the Building or any part thereof.  Furthermore, only those contractors and subcontractors as have been duly licensed by the authority having jurisdiction over the appropriate profession, if any, may perform any portion of Tenant Work for Tenant in or upon the Premises.

(e)Tenant shall maintain Tenant’s construction materials in the Premises and the Common Areas adjoining the same in a clean and orderly condition, free of construction debris, during Tenant’s construction.  Tenant shall not materially interfere with the other tenants in the Building and shall take all reasonable care to minimize noise and other potential causes of disruption.  Tenant shall promptly remove all unused construction materials, equipment, shipping containers, packaging, debris and waste from the Premises, and deposit it in receptacles, if any, provided by Landlord or otherwise remove the same from the Premises.  Tenant’s construction vehicles shall park in parking spaces and locations as designated by Landlord in reasonably near proximity to the Premises and shall not impede ingress and egress to and from the Property.

II.7.Indemnities.

(a)Tenant’s indemnity of Landlord as set forth in Section 22 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, in connection with the Tenant Work or in connection with Tenant’s non-payment of any amount arising out of the Tenant Work and/or Tenant’s disapproval of all or any portion of any request for payment.

(b)All of Tenant’s construction contracts shall include indemnification provisions in favor of Landlord substantially as follows: To the fullest extent permitted by applicable laws, the Contractor agrees to defend, indemnify, and hold harmless Landlord and all officers, directors, employees, shareholders, members, principals, partners and agents of Landlord, and of any of the entities comprising Landlord (collectively, “Landlord’s Indemnified Parties”), from and against all costs, losses, damages, injuries and liabilities, judgments, claims and proceedings (collectively, “Losses”), arising out of death, personal injury or property damage to the extent caused by the negligent, or recklessly or deliberately wrongful actions or omissions of the Contractor, any subcontractor or supplier, and/or their respective employees and agents, in connection with the Tenant Work. This indemnity shall apply regardless of whether the Losses are caused in part by the negligence of the indemnified party.  Furthermore, this indemnity shall apply to claims against any of the Landlord’s Indemnified Parties by an employee of the Contractor or a subcontractor, anyone directly or indirectly employed by them or for whose acts they may be liable.  In claims against any of the Landlord’s Indemnified Parties by an employee of the Contractor or a subcontractor, anyone directly or indirectly employed by them or for whose acts they may be liable, the indemnity obligation of this paragraph shall not be limited by any limitation on the amount or type of damages, compensation, or benefits payable by or for the Contractor or subcontractors under workers’ compensation acts, disability benefit acts, or other employee benefit acts.  The Contractor shall also defend, indemnify and hold harmless the Landlord’s Indemnified Parties against Losses caused by the Contractor’s failure to adhere to laws relating to (1) the withholding of taxes based on wages or salaries, or (2) the health or safety of persons in connection with the Tenant Work or at the project site.

II.8.insurance Requirements.

(a)All of Tenant’s Agents (as hereinafter defined) shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance in amounts not less than One Million Dollars ($1,000,000) per incident, Two Million Dollars ($2,000,000) in the aggregate, including property damage, all in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(b)Tenant shall carry "Builder’s All Risk" insurance covering the construction of the Tenant Work, it being understood and agreed that the Tenant Work shall be insured by Tenant immediately upon completion thereof, subject to the terms of the Lease.  Such insurance shall be in a commercially reasonable amount.

(c)Certificates for all insurance carried pursuant to this Section II.8 shall be delivered to Landlord prior to the commencement of construction of the Tenant Work and before the Contractor’s equipment is moved onto the site.  To the extent generally commercially available, all such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Work (but not any other part of the Premises or Building) is damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s contractors (including subcontractors) and all other parties performing Tenant Work on behalf of Tenant (“Tenant’s Agents”) shall maintain all of the foregoing insurance coverage in force until the Tenant Work is fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which shall be maintained as set forth in the applicable insurance contract.  All policies carried under this Section II.8 shall insure Landlord and Tenant as additional insureds, as their interests may appear, as well as Tenant’s Agents.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against any additional insureds thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section II.7 of this Work Letter.

II.9.Proof of Completion.  Intentionally deleted.

II.10.Governmental Compliance.  The Tenant Work shall comply in all respects with the following: (i) all applicable codes and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications. Tenant or Tenant’s Agents shall obtain and pay for all necessary building permits and inspections, including, without limitation, the final certificate of occupancy for the Premises.

II.11.Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Work upon reasonable advance notice to Tenant and so long as any such inspection does not interfere with the performance of the Tenant Work, provided however, that Landlord’s failure to inspect the Tenant Work shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Work constitute Landlord’s approval of the same.

II.12.Lien Release Waivers.  Tenant shall promptly pay all contractors, subcontractors and materialmen so as to minimize the possibility of a lien or claim of lien being filed with respect to the Premises or Property, and should any such lien be made or filed, Tenant shall cause the same to be discharged by bond or otherwise as set forth in the Lease.  At the conclusion of the Tenant Work, Tenant shall provide to Landlord an unconditional lien waiver and release from the Contractor.

II.13.  SUBSTANTIAL COMPLETION.  “Substantially Completed” or “Substantial Completion” shall mean (i) the stage in the progress of the Tenant Work when such work (or a designated portion thereof) is sufficiently complete in accordance with the Tenant’s Final Plans so that the Tenant can occupy the Premises (or a designated portion thereof) for its intended use, in accordance with applicable law; (ii) a certificate of occupancy has been approved for such Tenant Work by the Township; and (iii) a certificate of Substantial Completion has been issued by the independent architect who or which prepared the Tenant’s Final Plans.

II.14.BASE BUILDING ALLOWANCE AND TI ALLOWANCE.  Provided Tenant is not in default of any of Tenant’s obligations under the Lease and this Work Letter, in each case beyond applicable notice and cure periods, and no event shall have occurred which, with the giving of notice and/or the passage of time will become a default if uncured by Tenant, unless and until cured by Tenant, Landlord shall pay to Tenant the TI Allowance and Base Building Allowance to be applied toward the cost of the Tenant Work, all as more particularly hereinafter set forth.

(a)Landlord shall provide to Tenant (i) the TI Allowance and (ii) the Base Building Allowance (the TI Allowance and the Base Building Allowance may collectively be referred to herein as the “Improvement Allowance”). The TI Allowance may be used by Tenant for hard and/or soft costs of construction; provided, however, portions of the Improvement Allowance may be reallocated as required by Tenant.  The Base Building Allowance may be used and allocated by Tenant in accordance with Section 1.14 of the Lease.

(b)Disbursement of the Improvement Allowance.  Provided Tenant is not in default of any of Tenant’s obligations under the Lease beyond applicable notice and cure periods, and no event shall have occurred which, with the giving of notice and/or the passage of time will become a default hereunder if uncured by Tenant, unless and until cured by Tenant, Landlord shall pay the Improvement Allowance, or any portion thereof to Tenant as work progresses, but no more frequently than once every thirty (30) days, provided the following conditions are met by Tenant for payment with respect to the applicable portion of the work and such payment shall be made within thirty (30) days thereafter:

(i)Tenant has obtained all Tenant Work Approvals with respect to the work that is the subject of such request and has furnished to Landlord copies thereof.

(ii)Tenant has furnished to Landlord invoices from the general contractor and all other contractors and an AIA certificate from Tenant’s general contractor stating that all of the work for which payment is being requested has been performed and setting forth the total cost of the work performed.  In addition, Tenant shall furnish Landlord with mechanic’s lien partial or final lien waivers, as applicable, in a commercially reasonable form, dependent upon payment of the contractor’s invoices, from the general contractor and all other contractors and suppliers who have theretofore performed work or furnished supplies for or in connection with the Tenant Work at the Premises that is the subject of such request.

(iii)Advances for construction costs not yet incurred shall be made as needed, but not more frequently than once per month and only on thirty (30) days' prior written notice to Landlord unless otherwise agreed in writing by Landlord. The amount of each advance shall be based upon the percentage completion of the Tenant Work, and at Landlord’s option, Landlord may withhold ten percent (10%) retainage from each advance, such retainage to be withheld by Landlord until the final advance after completion of the Tenant Work.

(iv)With respect to payment of the retainage only, (i) Tenant has obtained a certificate of occupancy with respect to the Premises; (ii) Tenant has furnished Landlord with a certificate of substantial completion certifying to Landlord and Tenant from Tenant’s architect that the Tenant Work has been completed in accordance with the Tenant’s Final Plans (including any modifications thereto made in accordance with this Work Letter); (iii) Tenant has furnished Landlord mechanic’s lien final waivers, in a commercially reasonable form, from the general contractor and all other contractors and suppliers who performed work or furnished supplies for or in connection with all of the Tenant Work at the Premises, contingent only upon receipt of final payment.

(v)Landlord shall have the right to withhold such amounts necessary for payment of any lien or claim filed against the Premises as a result of the Tenant Work. Tenant shall furnish a bond, reasonably satisfactory to Landlord in the event any contractor or subcontractor refuses to discharge any lien or claim.

(vi)Should the Tenant Work cost less than the Improvement Allowance, the difference between the actual cost of Tenant Work and the Improvement Allowance shall be applied to Rent due under the Lease.  If the cost of the Tenant Work exceeds the Improvement Allowance, (i) Tenant shall be solely responsible for paying the amount by which the cost of the Tenant Work exceeds the Improvement Allowance (the “Excess”), and (ii) Tenant shall pay the Excess on a pari passu basis with Landlord paying the Improvement Allowance as the cost of the Tenant Work is paid, in the proportion of the Excess payable by Tenant to the Improvement Allowance payable by Landlord.

II.15.WORK AND COST STATEMENT.  Tenant shall be responsible for the cost to construct and install the Tenant Work hereunder, subject to the obligation of Landlord to pay to Tenant the Improvement Allowance, as hereinabove provided.  Together with the submission of the Tenant Work Plans and Specifications to Landlord, as provided for above, and otherwise upon request by Landlord from time to time, Tenant shall prepare and submit to Landlord, a high level statement of the estimated cost to construct and install the Tenant Work, which shall designate or note the items of the Tenant Work that are being paid for with the Base Building Allowance.

II.16.DEMISING WALLS.  As part of the Tenant Work but at Landlord’s sole cost and expense, Tenant shall construct and install the demising partitions (being two hr fire rated walls) to separate the Premises from adjacent space in the locations shown on Exhibit “A” (the “Wall Work”).  Landlord shall reimburse Tenant for the cost of the Wall Work within thirty (30) days after receipt of Tenant’s invoice therefor; failing which Tenant shall have the right to setoff any outstanding amounts against Rent due hereunder.

EXHIBIT C

RULES AND REGULATIONS

1.The sidewalks, driveways, entrances, lobbies, passages, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress from and to Tenant’s offices and other space.  Landlord shall in all cases retain the right to control or prevent access thereto of all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the building or of any of the tenants.

2.The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passages, elevators or stairways.

3.Except as expressly permitted by this Lease, nothing shall be placed by Tenant on the outside of the Building or on its window sills or projections.

4.No sign, lettering, insignia, advertisement, notice, shall be inscribed, painted, installed or placed on any windows or in any window spaces or any other part of the outside or inside of the Building outside of the Premises, unless first approved in writing by Landlord.  Names on or beside suite entrance doors shall be first approved by Landlord if not the name of the Tenant.

5.Tenant shall not place additional locks (whether operated by keys, entry cards or otherwise) upon any doors and shall surrender all keys, entry cards and other means of opening, for all locks at the end of the tenancy.  The manager of the building may at all times keep a pass key, entry card or other means of access to the Premises to be used only in compliance with this Lease.  Notwithstanding the above, Tenant may have a security card access system installed on the Premises, and access cards are provided to the janitor and the manager of the building.  This paragraph 5 shall be subject to all governmental requirements and regulations and laws applicable to Tenant’s use and occupancy of the Premises.

6.Tenant shall not do or commit, or suffer to done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be unreasonably obstructed or interfered with, or other tenants will in any other way be injured or unreasonably annoyed, or whereby the Building will be damaged nor shall Tenant cause or suffer to be caused any noise, vibrations or electronic interference which unreasonably disturbs other tenants, the operation of their equipment or the operation of any equipment in the Building.  Without limitation of the foregoing, and with the exception of the reception of broadcast radio and television signals through receivers normally sold for office use, there shall not be transmitted from nor received at, the Premises any electromagnetic radiation communications.  Tenant shall not use nor keep nor permit to be used or kept in the building any matter having an offensive odor, nor any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material except in compliance with all applicable laws.  No birds, fish or animals shall be brought into the Premises except as may be required under the ADA.

7.No cooking shall be done on the Premises without Landlord’s consent.  Tenant shall have the right to separate coffee machines and microwave ovens within the Premises for the use of Tenant’s employees and invitees only, provided that Tenant pays the cost of installation, complies with all applicable codes in the installation and operation of such facilities, and cleans, maintains and repairs such facilities at its own expense.

8.All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere reasonably required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

9.Intentionally deleted.

10.Telephones, switchboards and telephone wiring and equipment shall be placed only where reasonably designated by Landlord.

11.Landlord shall, in no case, be responsible for the admission or exclusion of any person to or from the Building for access to the Premises.  In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.

12.The use of any portion of the Premises as sleeping quarters is prohibited at all times.

13.Intentionally deleted.

14.No smoking is permitted in the Building or near the entrances to the Building.

15.Tenant shall not use the fire towers unless there is a fire, flood or similar emergency in the Building.

16.Tenant and its employees shall not go upon the roof of the Building without the written consent of Landlord.

17.Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building, and Tenant shall exercise care and caution that all water faucets or water apparatus are entirely shut off before Tenants or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste damage, and for any default or carelessness, Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

18.Intentionally deleted.

19.These rules and regulations are not intended to give Tenant any rights or claims in the event the Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants, and such non‑enforcement will not constitute a waiver as to Tenant.

EXHIBIT D

TERM COMMENCEMENT LETTER

AGREEMENT made as of ______________, 2018, between the following parties (hereinafter respectively called “Landlord” and “Tenant”):

LANDLORD:

TENANT:

RECITALS

A.By lease (hereinafter, with the amendments thereto, if any, described in Recital B below, called the “Lease”) dated as of  _______________, 2018, Landlord leased to Tenant certain premises described as ____________________________________________________________________________ (hereinafter called “Premises”).

B.The Lease has not been amended except as follows:  None.

C.Tenant is now in possession of the Premises.

D.Under Section 3 of the Lease, Landlord and Tenant agreed to execute, acknowledge and deliver to one another an original agreement setting forth, among other things, the date on which the Term of the Lease commenced (hereinafter called, and in the Lease defined as, the “Lease Commencement Date”), the Rent Commencement Date (as defined in the Lease), the Expiration Date (as defined in the Lease).

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.The Lease Commencement Date of the Lease, the Rent Commencement Date and the Expiration Date of the Term are as follows:

(i)Lease Commencement Date:

(ii)Rent Commencement Date:

(iii)Expiration Date:

2.The calculation of the Early Termination Fee is attached hereto as Schedule 1.

3.Nothing in this Term Commencement Letter is intended to change or modify the rights of the parties under the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Term Commencement Letter to be executed as of the date first above written.

LANDLORD:

TENANT:

EXHIBIT E

TURNOVER CONDITIONS

1.Building and Premises shall comply with all applicable laws.

2.HVAC System:  Prior to delivery of possession to Tenant, Landlord shall ensure existing RTU’s and ancillary components are a fully functional system and providing the tonnage of air as indicated on the manufacturer’s equipment tags and provides a suitable and standard professional office working environment.  Landlord acknowledges that Tenant may cause a Test and Balance Report to be conducted on the HVAC System and upon request of Landlord, Tenant shall provide Landlord with a copy of such Report.

3.Electrical System:  800 amps and system in good working condition.

4.Roof:  New roof shall be installed pursuant to the specifications attached hereto as Schedule 1.  Landlord shall cause its roofer to reasonably cooperate with Tenant for the installation of Tenant’s units on the roof such that the roof warranty will remain in full force and effect despite any additional penetrations required for such units.

5.The following utilities shall be available in the Premises:  electricity, water, gas.

6.The Utilities shall be separately metered or submetered for the Premises.

7.The Building structure and shell shall be watertight and in good condition and repair.

8.The sprinkler system serving the Building and the Premises shall be in good working condition.

Schedule 1 to Exhibit E

Specifications for New Roof

EXHIBIT F

CURRENT HOLDER’S SNDA

SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

This AGREEMENT dated as of the _____ day of ________________, 2018, between Erytech Pharma, Inc. a Delaware corporation with an address of One Main Street, Suite 1150, Cambridge, Massachusetts 02142, Attention: Gil Beyen (“Tenant”), American Heritage Federal Credit Union, a federally chartered credit union, with an address of 2068 Red Lion Road, Philadelphia, Pennsylvania 19115 (the “Mortgagee”), 104 Campus Drive LLC, a New Jersey limited liability company, with an address of 1481 47th Street, Brooklyn, New York 11219, Attention: Akiva Tauber (“Landlord”).

WHEREAS, Landlord owns or will own the real property located at known as 104 Campus Drive, Princeton, West Windsor Township, New Jersey (“Landlord’s Premises”).

WHEREAS, Mortgagee has made or will make a loan to Landlord as the loan may be modified or amended from time to time (“Loan”);

WHEREAS, to secure the Loan, Landlord has encumbered or will encumber Landlord’s Premises by entering into a mortgage in favor of Mortgagee (the “Mortgage”);

WHEREAS, pursuant to a Lease dated as of __________________, 2018, as such lease may have been, or may be amended from time to time (the “Lease”), Landlord demised to Tenant a portion of the Landlord’s Premises (“Tenant’s Premises”) as more fully set forth within the Lease.  A true and correct copy of the Lease is attached hereto as Exhibit “A”;

WHEREAS, Landlord requests Mortgagee to provide financial accommodations to Landlord in the form of the Loan and represent and acknowledge to Mortgagee that Landlord and Tenant will benefit as a result of the Loan and acknowledges receipt of valuable consideration for entering into this Agreement; and

WHEREAS, Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur, and Landlord has joined in this Agreement to, among other things, consent to the same.

NOW, THEREFORE, for good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant and Mortgagee, intending to be legally bound, agree as follows:

1.Subordination.  The Lease and all of Tenant’s rights thereunder shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all indebtedness secured by the Mortgage.

2.Nondisturbance and Attornment.  So long as the Lease has not been terminated on account of Tenant’s default, Mortgagee shall not name Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies.  In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.  If the Lease has not been terminated on account of a default by Tenant, then, when any third party including  Mortgagee (“Successor Landlord”) takes title to Landlord’s Premises (“Attornment Date”) as a result of a foreclosure or sale by Mortgagee:  (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement;  (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.Liability of Mortgagee.  Notwithstanding anything to the contrary in the Lease or the Mortgage, neither Mortgagee nor the Successor Landlord shall be liable for or bound by any acts or omission of the Landlord under the Lease, including, but not limited to, an offset right and claim for prepayments or security deposits, except, however, that Mortgagee and Successor Landlord shall be liable for any defaults of Landlord that are continuing at the time either takes possession of Landlord’s Premises (but beyond curing the default, Mortgagee and/or Successor Landlord shall only be liable to the extent the damage/loss from the default was incurred after either Mortgagee or Successor Landlord took possession of Landlord’s Premises) and Tenant shall receive credit under the Lease for any prepayments or security deposits or similar amounts to the extent received by Mortgagee or Successor Landlord.

4.Status of Lease. To the best of Tenant’s knowledge and belief, the Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises.  Tenant has no interest in Landlord’s Premises except pursuant to the Lease.  To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time, or both, would constitute such a breach or default.  To the best of Tenant’s knowledge, Tenant is not in default under the Lease and has not received any uncured written notice of any default by Landlord under the Lease.

5.Tenant Covenants.  Tenant covenants with the Mortgagee that now and continuing as long as the Mortgage shall remain valid and unsatisfied, Tenant shall (a) comply with written notice from Mortgagee that rent should be paid directly to Mortgagee and thereafter Tenant shall pay all rent or other payments due to Landlord directly to Mortgagee or as Mortgagee shall direct in writing, until such time as Mortgagee directs otherwise in writing; and (b) not subordinate the Lease to the lien of any other mortgage other than the Mortgage in favor of the Mortgagee.

6.Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor accruing thereafter shall terminate.

7.Interaction with Lease and with Mortgage.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between Tenant and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.  Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.

8.Landlord’s Obligations. Landlord joins in this Agreement to consent to the same and shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease.  Landlord shall indemnify and hold Mortgagee harmless from any and all claims made by Tenant as a result of Mortgagee’s status under this Agreement or as a result of a breach of the Lease.  Landlord irrevocably directs Tenant to comply with any written notice to pay rents directly to Mortgagee, such payment shall not be deemed a violation under the Lease and Tenant shall receive full credit under the Lease for same. Landlord hereby releases Tenant from, and shall indemnify and hold Tenant harmless from and against, any and all loss, claim, damage, liability, cost or expense (including payment of reasonable attorneys’ fees and disbursements) arising from any claim based upon Tenant’s compliance with any notice to pay rent from Mortgagee.  Landlord shall look solely to Mortgagee with respect to any claims Landlord may have on account of an incorrect or wrongful notice.

9.Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the laws of the State of New Jersey.

10.Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

11.Authority.  Mortgagee, Landlord and Tenant each represents and warrants that each person who signed this Agreement on its behalf has authority to execute and deliver this Agreement on its behalf.

12.Notices.  All notices hereunder shall be sent in accordance with the Lease and, with respect to Mortgagee, to the address set forth in the first paragraph hereof.

IN WITNESS WHEREOF, the parties have duly executed this Agreement with full authority to do so, as of the first date set forth above.

TENANT – Erytech Pharma, Inc.

By:

Name:

Title:

MORTGAGEE – American Heritage Federal Credit Union

By:

Name:

Title:

LANDLORD – 104 Campus Drive LLC

By:

Name:

Title:

STATE OF _________________

:SS

COUNTY OF ______________________

On this, the ____ day of __________________, 2018, before me, a Notary Public in and for the State of __________________, personally appeared __________________, the ____________ of ERYTECH PHARMA, INC., known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

In Witness Whereof, I hereunto set my hand and official seal.

_______________________________________

Notary Public

My Commission Expires:

STATE OF _________________

                                                              :SS

COUNTY OF ______________________

On this, the ____ day of __________________, 2018, before me, a Notary Public in and for the State of __________________, personally appeared__________________, the __________________ of AMERICAN HERITAGE FEDERAL CREDIT UNION, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

In Witness Whereof, I hereunto set my hand and official seal.

_______________________________________

Notary Public

My Commission Expires:

STATE OF _________________

                                                              :SS

COUNTY OF ______________________

On this, the ____ day of __________________, 2018, before me, a Notary Public in and for the State of __________________, personally appeared__________________, the _______________ of 104 CAMPUS DRIVE LLC, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

In Witness Whereof, I hereunto set my hand and official seal.

_______________________________________

Notary Public

My Commission Expires:

EXHIBIT G

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into as of the __ day of ______, 2018 (“Effective Date”) by 104 CAMPUS DRIVE LLC, a New Jersey limited liability company, having an address at 1481 47th Street, Brooklyn, NY 11219, Attention: Akiva Tauber (“Landlord”) and ERYTECH PHARMA, INC., a Delaware corporation, having an address at One Main Street, Suite 1150, Cambridge, MA 02142, Attention: Gil Beyen (“Tenant”).

RECITALS

WHEREAS, Landlord is the owner of that certain property known as 104 Campus Drive, Princeton, West Windsor Township, County of Mercer, New Jersey, as more particularly described on Exhibit A attached hereto (the “Property”);

WHEREAS, Landlord and Tenant are parties to that certain Lease dated ____________, 2018 (the “Lease”) for a portion of the Property, consisting of approximately 34,112 square feet, as shown on the Site Plan of the Property attached hereto as Exhibit B (the “Premises”), which Premises shall include all easements, rights and privileges appurtenant to the use and occupancy thereof as set forth in the Lease; and

WHEREAS, it is the desire of the parties hereto to enter into this Memorandum for the purpose of recording the information contained herein and giving notice of the existence of the Lease and certain material terms therein.

NOW THEREFORE, in consideration of the rents received and covenants and conditions more particularly set forth in the Lease, Landlord and Tenant do hereby covenant, promise and agree as follows:

1.Defined Terms.  All capitalized terms not defined herein shall have the definitions given to them in the Lease.

2.Commencement Date.  The Lease Commencement Date of the Lease is the date Landlord delivers possession of the Premises to Tenant with the Turnover Conditions completed and otherwise in the condition required by this Lease.

3.Effectiveness. By recording this Memorandum, the parties establish that the Lease is in full force and effect.

4.Lease Term.  The term of the Lease commences on the Lease Commencement Date and ends ten (10) years and six (6) full calendar months after the Rent Commencement Date.  Tenant has two (2) options to renew for five (5) years each.

5.Use.  The Lease contains restrictions on the purposes for which space in the Premises and Building may be used and the persons to whom space in the Building may be leased.  The Lease contains the following provision:  “Landlord shall not, during the Term or any Renewal Term, lease space within the Building to any entity whose business is involved in or who extensively works with the manufacture of antibiotics or animal or cytotoxic manufacturing.”

6.Right of First Offer to Lease Available Space.  The Lease grants Tenant a right of first offer to lease other space in the Building.

7.Purpose.  This Memorandum is executed for the purpose of giving record notice of the fact of execution of the Lease and of certain provisions of the Lease in lieu of recording the Lease itself.  Any potential successor in interest to Landlord or Tenant as well as all tenants, occupants and mortgagees are hereby provided notice to refer to the Lease for the complete terms and conditions thereof.  This Memorandum is prepared for the purpose of recording, and is not intended, and shall not be construed, to define, interpret, limit or modify the Lease or any other agreement between Landlord and Tenant.  If there is any conflict between the terms of this Memorandum and the terms of the Lease or any other agreement, the terms of the Lease or such agreement, shall control.

8.Counterparts.  This Memorandum may be executed in any number of counterparts, with each signature page constituting an original, but all counterparts together shall constitute one and the same document.

9.Binding Effect.  This Memorandum shall extend to and be binding upon the parties hereto and their legal representatives, heirs, successors and assigns.

10.Modification.  This Memorandum may not be modified except by a written memorandum signed by the parties or their respective successors in interest and recorded in the Mercer County Clerk’s Office.  This Memorandum shall inure to the benefit of and be binding upon the parties, their legal representatives, heirs, transferees, successors and assigns.

11.Discharge.  This Memorandum shall be deemed cancelled, discharged and void upon the expiration or termination of the Lease.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the day and year first above written.

WITNESS:	LANDLORD:

104 CAMPUS DRIVE LLC

By:
Name:
Its:

WITNESS:	TENANT:

ERYTECH PHARMA, INC.

By:
Name:
Its:

STATE OF _______________, COUNTY OF ______________

SS:

I CERTIFY that on this _____ day of _____________, 2018, _____________, the ____________ of 104 CAMPUS DRIVE LLC, a New Jersey limited liability company, came before me in person and stated to my satisfaction that he:

(a)signed the attached instrument; and

(b)was authorized to and did execute this instrument on behalf of and as the act of the entity and as _____________ of 104 Campus Drive LLC, the entity named in this instrument, by authority of its board of directors, manager(s) or member(s) as applicable.

_______________________

Notary Public

STATE OF _______________, COUNTY OF ______________

SS:

I CERTIFY that on this _____ day of _____________, 2018, _____________, the ____________ of ERYTECH PHARMA, INC., a Delaware corporation, came before me in person and stated to my satisfaction that he/she:

(a)signed the attached instrument; and

(b)was authorized to and did execute this instrument on behalf of and as the act of the entity and as _____________ of Erytech Pharma, Inc., the entity named in this instrument, by authority of its board of directors, manager(s) or member(s) as applicable.

_______________________

Notary Public

Exhibit A

Description of the Property

Exhibit B

Premises

EXHIBIT H

EXISTING TENANT’S RIGHTS

Chilworth Technology, Inc. a New Jersey Corporation:  Right of first offer on any vacant and available contiguous space in the Building.

EXHIBIT I

MASTER DEED AMENDMENT

FIRST AMENDMENT

TO

MASTER DEED

FOR

CAMPUS DRIVE CONDOMINIUM

Prepared by, record and return to:

Joshua M. Greenfield, Esq.

Riker Danzig Scherer Hyland Perretti

Headquarters Plaza, One Speedwell Avenue

Morristown, NJ 07962

1

THIS FIRST AMENDMENT TO THE MASTER DEED (this “Amendment”) is made this ___ day of March, 2018, by RXR Campus Drive Owner SPE LLC, a Delaware limited liability company, having an address at 625 RXR Plaza, Uniondale, New York 11556 (“Unit A Owner”), 104 Campus Drive LLC, a ____________ limited liability company having an address of _________________ (“Unit B Owner”) and 100 Campus Drive LLC, a ____________ limited liability company having an address of _________________ (“Unit C Owner”, together with Unit A Owner and Unit B Owner, the “Owners”)

WHEREAS, there is currently established a certain Condominium known as “Campus Drive Condominium” in accordance with N.J.S.A. 46:8B-1 by Master Deed Dated December 12, 2017, and recorded in the Office of the Mercer County Clerk on December 19, 2017 in Deed Book 6310 at Page 1545 (the “Master Deed”); and

WHEREAS, the Owners represent all of the Unit Owners (as defined in the Master

Deed); and

WHEREAS, pursuant to Section 14.2 of the Master Deed, by a unanimous vote of the Unit Owners in good standing at a meeting duly called for the purpose, the Master Deed may be amended; and

WHEREAS, the Unit Owners have unanimously voted for the amendments to the Master Deed contained herein at a meeting called for said purpose;

NOW THEREFORE, the Unit Owners do hereby amend the Master Deed as follows:

1. One Time Allowance For New Permitted Use of Unit C and Unit B.

The following shall be added to the end of Section 9.1(a) of the Master Deed:

(a)Notwithstanding anything to the contrary contained herein, Unit C may, in addition to the uses permitted in the Master Deed, be used by High Performance Learning, LLC (d/b/a AoPS Academy) (or its successors and assigns) (“High Performance”) as an after school math training/tutoring center for up to no more than 96 children at any time, provided that such use may not commence until after 3:00 pm EST on week days. The aforementioned use is approved in connection with a certain lease between Unit C Owner (as landlord) and High Performance (as tenant) dated on or about the date hereof (the “HPL Lease”), and such approval shall continue only for so long as the HPL Lease (as may be extended or renewed) is in effect.

(b)Notwithstanding anything to the contrary contained herein, Unit B may, in addition to the uses permitted in the Master Deed, be used by a company whose name is confidential (or its successors and assigns) (“Confidential Tenant”) for general office use and uses for its business ancillary thereto and for production of biologic-based therapies. The aforementioned use is approved in connection witha certain lease between Unit B Owner (as landlord) and Confidential Tenant (as tenant) dated on or about the date hereof (the “Confidential Lease”), for 30,886 square feet (as may be increased in accordance with the terms of the Confidential Lease), and such approval shall continue only for so long the Confidential Lease (as may be assigned, amended, modified, extended or renewed) is in effect.

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2.Equipment Pad. Notwithstanding anything to the contrary in the Master Deed (as same may be amended), Confidential Tenant shall have the right to install and maintain a pad for a generator or other equipment in the parking spaces designated for Unit B adjacent to the concrete dumpster pad, which pad shall not be larger than thirty (35) feet by twelve (12) feet and the equipment thereon shall not exceed twelve (12) feet in height. Such pad area shall include commercially reasonable screening and noise containment measures.

3.Miscellaneous.

(a)For the avoidance of doubt, no representation is intended to be made in this Amendment that (i) any of the uses set forth in Paragraph 1 to this Amendment or (ii) the improvements set forth in Paragraph 2 of this Amendment are allowed by applicable laws.

(b)Except to the extent specifically set forth and altered herein, the terms of the Master Deed are hereby ratified and confirmed and this Amendment shall be incorporated therein.

(c)To the extent of any conflict between the terms of the Master Deed and the terms of this Amendment, the terms of this Amendment shall prevail.

(d)  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and part of one and the same document.

[signature page to follow]

3

IN WITNESS WHEREOF, the Owners have caused this First Amendment to Master Deed to be executed the day and year first above written, by its proper officers, and the corporate seal affixed pursuant to a resolution duly adopted by its Board of Directors.

RXR Campus Drive Owner SPE LLC

By:
Name:
Title:

STATE OF NEW JERSEY :

:ss

COUNTY OF MERCER :

I certify that on ____, 2018, _______________ personally came before me and stated to my satisfaction that: (a) he is the _____________ of RXR Campus Drive Owner SPE LLC, the limited liability company named in the within document; (b) that the execution, as well as the making of this document, has been duly authorized by RXR Campus Drive Owner SPE LLC, as its voluntary act and deed by virtue of authority from its members; and (c) that the within document has been signed and delivered by said _____________ as and for the voluntary act and deed of RXR Campus Drive Owner SPE LLC.

_______________________________

Notary Public

[Unit A Owner Signature Page]

4

104 Campus Drive LLC

By:
Name:
Title:

STATE OF NEW JERSEY :

:ss

COUNTY OF MERCER :

I certify that on ____, 2018, _______________ personally came before me and stated to my satisfaction that: (a) he is the _____________ of 104 Campus Drive LLC, the limited liability company named in the within document; (b) that the execution, as well as the making of this document, has been duly authorized by 104 Campus Drive LLC, as its voluntary act and deed by virtue of authority from its ______________; and (c) that the within document has been signed and delivered by said _____________ as and for the voluntary act and deed of 104 Campus Drive LLC.

_______________________________

Notary Public

[Unit B Owner Signature Page]

5

100 Campus Drive LLC

By:
Name:
Title:

STATE OF NEW JERSEY :

:ss

COUNTY OF MERCER :

I certify that on ____, 2018, _______________ personally came before me and stated to my satisfaction that: (a) he is the _____________ of 100 Campus Drive LLC, the limited liability company named in the within document; (b) that the execution, as well as the making of this document, has been duly authorized by 100 Campus Drive LLC, as its voluntary act and deed by virtue of authority from its ______________; and (c) that the within document has been signed and delivered by said _____________ as and for the voluntary act and deed of 100 Campus Drive LLC.

_______________________________

Notary Public

[Unit C Owner Signature Page]

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